Exhibit 10.1



                                                              EXECUTION VERSION



                                  $625,000,000



                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 11, 2005

                                     among

                          HLI OPERATING COMPANY, INC.
                                  as Borrower

                                      and

                       HAYES LEMMERZ INTERNATIONAL, INC.
                                  as Holdings

                                      and

                      THE LENDERS AND ISSUERS PARTY HERETO

                                      and

                          CITICORP NORTH AMERICA, INC.
                              as First Lien Agent

                                      and

                          CITICORP NORTH AMERICA, INC.
                              as Second Lien Agent

                                      and

                          CITICORP NORTH AMERICA, INC.
                              as Collateral Agent

                                      and

                          LEHMAN COMMERCIAL PAPER INC.
                              as Syndication Agent

                                      and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             as Documentation Agent

CITIGROUP GLOBAL MARKETS INC.                              LEHMAN BROTHERS INC.
          as Joint Book-Running Lead Managers and Joint Lead Arrangers



                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of April 11, 2005, among , a Delaware corporation (the "Borrower"), HAYES LEMMERZ INTERNATIONAL, INC., a Delaware corporation ("Holdings"), the Lenders (as defined below), the Issuers (as defined below), CITICORP NORTH AMERICA, INC. ("CNAI"), as administrative agent for the First Lien Lenders (in such capacity, the "First Lien Agent"), as administrative agent for the Term C Lenders (as defined below) (in such capacity, the "Second Lien Agent") and as collateral agent for the Secured Parties (as defined below) (in such capacity, the "Collateral Agent"), LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as syndication agent (in such capacity, the "Syndication Agent") and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as documentation agent (in such capacity, the "Documentation Agent"), amends and restates in its entirety the Existing Credit Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Holdings, the lenders and issuers party thereto from time to time, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to the Credit Agreement, dated as of June 3, 2003 (as amended, modified or supplemented prior to the date hereof, the "Existing Credit Agreement");

         WHEREAS, the Existing Credit Agreement made available to the Borrower
(a) a revolving credit facility in an aggregate principal amount of up to $100,000,000 and (b) a term loan facility in an aggregate principal amount of up to $450,000,000, in each case, secured by a first priority lien on the Collateral; and

         WHEREAS, the Borrower desires, inter alia, to establish a new term loan facility, in an aggregate principal amount of up to $150,000,000, secured by a second-priority lien on the Collateral and has requested an amendment and restatement of the Existing Credit Agreement; and

         WHEREAS, the Borrower intends to prepay the aggregate principal amount outstanding under the existing Term Loan Facility (as defined in the Existing Credit Agreement) in an amount equal to 50% of the net proceeds from the new term loan facility; and

         WHEREAS, (a) this Agreement, on the terms and subject to the conditions set forth herein, shall amend and restate the Existing Credit Agreement in its entirety as of the Effective Date, (b) this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities and (c) from and after the Effective Date, the Existing Credit Agreement shall be of no further force or effect, except to evidence the Obligations (as defined therein) incurred, the representations and warranties made and the actions or omissions performed or required to be performed thereunder prior to the Effective Date;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

         Section 1.1 Defined Terms

         As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Administrative Agent" means each of the First Lien Agent and the Second Lien Agent.

         "Affected Lender" has the meaning specified in Section 2.18 (Substitution of Lenders).

         "Affiliate" means, (a) with respect to any Loan Party, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Loan Party, each officer, director or general partner of such Loan Party and each Person that is the beneficial owner of 10% or more of any class of Voting Stock of such Loan Party and (b) with respect to any Person other than a Loan Party, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director or general partner of such Person and each Person that is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means each of the Administrative Agents, the Collateral Agent, the Syndication Agent and the Documentation Agent.

         "Agreement" means this Agreement, as amended, restated, modified or supplemented from time to time.

         "Alternative Currency" means any lawful currency other than Dollars that is freely transferable into Dollars.

         "Applicable Lending Office" means, with respect to each Lender, (a) its Domestic Lending Office in the case of a Base Rate Loan, (b) its Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan denominated in Dollars, Sterling or Euros and (c) its Yen Lending Office in the case of a Eurocurrency Rate Loan denominated in Yen.

         "Applicable Margin" means:

         (a) with respect to Term B Loans maintained as (i) Base Rate Loans, a rate equal to 2.25% per annum and (ii) Eurocurrency Rate Loans, a rate equal to 3.25% per annum;

         (b) with respect to Term C Loans maintained as (i) Base Rate Loans, a rate equal to 4.50% per annum and (ii) Eurocurrency Rate Loans, a rate equal to 5.50% per annum; and

         (c) with respect to Revolving Loans, a per annum rate equal to the rate set forth below opposite the applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(b) or (c) (Financial Statements)) set forth below:

  ----------------------------------------- ----------------- ------------------
  LEVERAGE RATIO                            BASE RATE LOANS   EUROCURRENCY RATE
                                                                    LOANS
  ----------------------------------------- ----------------- ------------------
  Greater than or equal to 3.25 to 1             2.75%              3.75%
  ----------------------------------------- ----------------- ------------------
  Less  than  3.25 to 1 and  equal  to or        2.50%              3.50%
  greater than 2.75 to 1
  ----------------------------------------- ----------------- ------------------
  Less than 2.75 to 1 and equal to or            2.25%              3.25%
  greater than 2.25 to 1
  ----------------------------------------- ----------------- ------------------
  Less than 2.25 to 1 and equal to or            2.00%              3.00%
  greater than 1.75 to 1
  ----------------------------------------- ----------------- ------------------
  Less than 1.75 to 1                            1.75%              2.75%
  ----------------------------------------- ----------------- ------------------

Changes in the Applicable Margin resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective five Business Days after delivery by the Borrower to the Administrative Agents of new Financial Statements pursuant to Section 6.1(b) or (c) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(b) or (c) (Financial Statements), the Applicable Margin from and including the first day after the date on which such Financial Statements were required to be delivered pursuant to Section 6.1(b) or (c) (Financial Statements), as the case may be, to but not including the date the Borrower delivers to the Administrative Agents such Financial Statements shall conclusively equal the highest possible Applicable Margin provided for in this definition.

         "Applicable Unused Commitment Fee Rate" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter, for which Financial Statements have been delivered pursuant to
Section 6.1(b) or (c) (Financial Statements)) set forth below:

 -------------------------------------- --------------------------------
 LEVERAGE RATIO                         APPLICABLE UNUSED COMMITMENT
                                                  FEE RATE
  ------------------------------------- --------------------------------
 Greater than or equal to 3.25 to 1                0.625%
 -------------------------------------- --------------------------------
 Less  than 3.25 to 1 and equal to or               0.50%
 greater than 2.75 to 1
 -------------------------------------- --------------------------------
 Less than 2.75 to 1 and equal to or                0.50%
 greater than 2.25 to 1
 -------------------------------------- --------------------------------
 Less than 2.25 to 1 and equal to or                0.50%
 greater than 1.75 to 1
 -------------------------------------- --------------------------------
 Less than 1.75 to 1                               0.375%
 -------------------------------------- --------------------------------

Changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective five Business Days after delivery by the Borrower to the Administrative Agents of new Financial Statements pursuant to Section 6.1(b) or
(c) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(b) or (c) (Financial Statements), the Applicable Unused Commitment Fee from and including the first day after the date on which such Financial Statements were required to be delivered pursuant to Section 6.1(b) or (c) (Financial Statements), as the case may be, to but not including the date the Borrower delivers to the Administrative Agents such Financial Statements shall conclusively equal the highest possible Applicable Unused Commitment Fee Rate provided for in this definition.

         "Approved Deposit Account" has the meaning specified in the Pledge and Security Agreement.

         "Approved Fund" means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

         "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party or any of their respective Subsidiaries is obligated to, or otherwise chooses to, provide to the Administrative Agents pursuant to any Loan Document or in connection with the transactions contemplated therein or herein, including (a) any supplement or any joinder to the Collateral Documents and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein or herein, (b) any Financial Statement, financial and other report, notice, request, certificate and other information material, and (c) any Intercompany Loan Document; provided, however, that "Approved Electronic Communication" shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swing Loan Request, Notice of Conversion or Continuation and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.9 (Optional Prepayments) and Section 2.10 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Section 2.5 (Letters of Credit) or Section
3.2 (Conditions Precedent to Each Loan and Letter of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

         "Approved Electronic Platform" has the meaning specified in Section
10.3 (Posting of Approved Electronic Communications).

         "Arrangers" means Citigroup Global Markets Inc. and Lehman Brothers Inc., in their capacities as joint book-running lead managers and joint lead arrangers.

         "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the applicable Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

         "Available Credit" means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

         "Bankruptcy Code" is defined in the recitals to this Agreement.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

                  (c) 0.5% per annum plus the Federal Funds Rate.

         "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

         "Blockage Notice" has the meaning specified in each Deposit Account Control Agreement.

         "Borrower" has the meaning specified in the preamble to this Agreement.

         "Borrower's Accountants" means KPMG, LLP or other independent nationally-recognized public accountants reasonably acceptable to the Administrative Agents.

         "Borrowing" means a borrowing consisting of Revolving Credit Loans or Term Loans made on the same day by the Lenders ratably according to their respective Commitments. A Borrowing may be a Revolving Credit Borrowing or a Term Loan Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurocurrency Rate or any Eurocurrency Rate Loans, that is a day on which banks are not required or authorized to close in London and on which dealings in deposits of the applicable currency for such Loan are also carried on in the London interbank market, and, with respect to any Optional Currency Loan denominated in Yen, a day of the year on which banks are not required or authorized to close in Tokyo, Japan or in Hong Kong.

         "Capital Expenditures" means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries, excluding (i) interest capitalized during construction and (ii) the addition of a North American low-pressure facility in an amount not to exceed $45,000,000.

         "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

         "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases.

         "Captive Insurance Subsidiary" means any Wholly-Owned Subsidiary of the Borrower created solely for the purpose of, and engaged solely in the business of, purchasing or providing insurance to, or otherwise directly facilitating the provision of insurance for, Holdings and its Subsidiaries; provided, however, that any such Wholly-Owned Subsidiary shall be funded by the Borrower and its Subsidiaries in the ordinary course of business solely with such amounts as are reasonably necessary to purchase, provide or facilitate insurance consistent with the past practice of Holdings and its Subsidiaries.

         "Cash Collateral Account" has the meaning specified in the Pledge and Security Agreement.

         "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days and (e) in the case of any Foreign Subsidiary: (i) direct obligations of the sovereign nation (or agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (d) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (d) above of foreign obligors (or the direct or indirect parents of such obligors), which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (ii) above, but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the direct or indirect parent of such obligors); provided, however, that the aggregate amount of investments pursuant to this clause (iii) shall not exceed $5,000,000 at any time.

         "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

         "Cash Management Document" means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

         "Cash Management Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automatic clearing house and other cash management arrangements) provided after the Closing Date (regardless of whether these or similar services were provided prior to the Closing Date by any Administrative Agent, any Lender or any Affiliate or any of them) by any Administrative Agent, any Lender or any Affiliate of any of them, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

         "Change of Control" means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding Voting Stock of Holdings, (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Parent, (d) the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Borrower or (e) a "change of control" shall occur under any of the Related Documents.

         "Citibank" means Citibank, N.A., a national banking association.

         "Class I Foreign Subsidiary" means, with respect to any Foreign Subsidiary, a direct or indirect Foreign Subsidiary of Spanish Holdings that is incorporated under the laws of and has its principal place of business in a Class I Jurisdiction.

         "Class II Foreign Subsidiary" means, with respect to any Foreign Subsidiary, a direct or indirect Foreign Subsidiary of Spanish Holdings that is incorporated under the laws of and has its principal place of business in a Class II Jurisdiction.

         "Class III Foreign Subsidiary" means, with respect to any Foreign Subsidiary, a direct or indirect Foreign Subsidiary of Spanish Holdings that is incorporated under the laws of and has its principal place of business in a Class III Jurisdiction.

         "Class IV Foreign Subsidiary" means, with respect to any Foreign Subsidiary, a direct or indirect Foreign Subsidiary of Spanish Holdings that is incorporated under the laws of and has its principal place of business in a Class IV Jurisdiction.

         "Class I Jurisdiction" means, each of Spain and Mexico and such other jurisdiction designated as a Class I Jurisdiction by the First Lien Agent pursuant to Section 7.14 (Classification of Jurisdictions).

         "Class II Jurisdiction" means, each of Italy, Netherlands, Belgium, Brazil, and the Czech Republic and such other jurisdiction designated as a Class II Jurisdiction by the First Lien Agent pursuant to Section 7.14 (Classification of Jurisdictions).

         "Class III Jurisdiction" means, each of Germany and Hungary and such other jurisdiction designated as a Class III Jurisdiction by the First Lien Agent pursuant to Section 7.14 (Classification of Jurisdictions).

         "Class IV Jurisdiction" means, each of Canada, South Africa, Thailand, Barbados, Japan, Turkey and India and such other jurisdiction designated as a Class IV Jurisdiction by the First Lien Agent pursuant to Section 7.14 (Classification of Jurisdictions).

         "Classified Foreign Subsidiary" means any Class I Foreign Subsidiary, Class II Foreign Subsidiary, Class III Foreign Subsidiary or Class IV Foreign Subsidiary.

         "Closing Date" means June 3, 2003.

         "CNAI" has the meaning specified in the preamble to this Agreement.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

         "Collateral Agent" has the meaning specified in the preamble to this Agreement, and shall include any successor "Collateral Agent" pursuant to
Section 10.7 (Successor Agent).

         "Collateral Documents" means the Pledge and Security Agreement, the Mortgages, the Deposit Account Control Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

         "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment, if any, Term B Commitment, if any, and Term C Commitment, if any, and "Commitments" means the aggregate Revolving Credit Commitments, Term B Commitments and Term C Commitments of all Lenders.

         "Compliance Certificate" has the meaning specified in Section 6.1(d)(Financial Statements).

         "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

         "Consolidated Current Assets" means, with respect to any Person at any date, the total Consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date.

         "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Borrower the sum of (a) the principal amount of any current portion of long-term Financial Covenant Debt and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

         "Consolidated Net Income" means, for any Person for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) extraordinary gains and losses and any increase or decrease to net income, to the extent resulting from the cumulative effect of a change in accounting principles required by GAAP, shall be excluded and (d) any non-cash income or expense related to changes in the book value of Capital Stock of the Borrower and its Subsidiaries, shall be excluded.

         "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

         "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

         "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

         "Control Account Agreement" has the meaning specified in the Pledge and Security Agreement.

         "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges, in each case, that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

                  (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

         "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of "Indebtedness" by the Borrower or any of its Subsidiaries.

         "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

         "Deposit Account" has the meaning specified in the Pledge and Security Agreement.

         "Deposit Account Bank" has the meaning specified in the Pledge and Security Agreement.

         "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

         "Disclosure Documents" means, collectively, Form 10-K, Form 10-Q and Form 8-K filed by Holdings with the Securities and Exchange Commission and comparable disclosure documents filed by any other Loan Party with securities exchanges or Governmental Authorities in jurisdictions other than the United States and the Plan of Reorganization and the Disclosure Statement.

         "Disclosure Statement" means the disclosure statement of the debtors, as amended, modified or supplemented from time to time, describing the Plan of Reorganization.

         "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

         "Documentation Agent" has the meaning specified in the preamble to this Agreement.

         "Dollar Equivalent" of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 12:00 p.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the First Lien Agent using any method of determination it deems appropriate.

         "Dollar Revolving Loan" has the meaning specified in Section 2.1 (The Commitments).

         "Dollars" and the sign "$" each mean the lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the applicable Administrative Agent.

         "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

         "Dormant Subsidiaries" means the Subsidiaries of the Borrower listed on Schedule V hereto.

         "Dutch FinCo" means HLI Netherlands B.V.

         "EBITDA" means, with respect to any Person for any period, (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case, to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization expenses, (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents of such Person to employees, officers, directors or consultants, but excluding any such non-cash charge or loss to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period, (vi) non-recurring cash charges of up to $30,000,000 in the aggregate in respect of facility closures and other restructuring activities, (vii) the following adjustments made pursuant to fresh-start accounting: (A) all such adjustments made prior to the Closing Date and (B) any expense arising after the Closing Date that is included in cost of goods sold arising from adjustments to inventory that are made in connection with fresh-start accounting, (viii) the following items for Hayes Lemmerz International, Inc. and its consolidated Subsidiaries in respect of the period commencing on February 1, 2002 and ending on the Closing Date:
(A) non-recurring charges and restructuring charges that in accordance with GAAP are charged against operating income, (B) all professional fees, financing costs and other costs, expenses and items directly related to the Cases as reflected in the consolidated statement of operations, including any administrative expense reflecting such costs, expenses or other items, (C) all charges to earnings with respect to employee severance and (D) the non-cash effect attributable to minority interest income or expense, (ix) costs under employee retention programs approved by the Bankruptcy Court in the Cases, and
(x) any aggregate net loss from the sale, exchange or other disposition of capital assets of such Person or its consolidated Subsidiaries minus (c) the sum of, in each case, to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax,
(ii) interest income, (iii) gains from extraordinary items for such period,
(xi) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Person or its consolidated Subsidiaries and (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent of such Person, but excluding any such non-cash gain or other item to the extent that it represents a change of an accrual of, or reserve for, cash expenditures in any future period.

         "Effective Date" has the meaning set forth in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit).

         "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case, reasonably acceptable to the applicable Administrative Agent (and in the case of an assignee of Revolving Credit Lender, reasonably acceptable to the Issuer and the Optional Currency Lenders) and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the applicable Administrative Agent and the Borrower (and in the case of an assignee of Revolving Credit Lender, reasonably acceptable to the Issuer and the Optional Currency Lenders) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

         "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.).

         "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case, relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "Equity Issuance" means the issue or sale of any Stock of Holdings, the Parent, the Borrower or any Subsidiary of the Borrower by Holdings, the Parent, the Borrower or any Subsidiary of the Borrower to any Person other than Holdings, the Parent, the Borrower or any Subsidiary of the Borrower.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

         "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Euro" and the sign "(euro)" each mean the lawful money of the member states of the European Union participating in the third stage of the European monetary union.

         "Eurocurrency Base Rate" means, with respect to any Interest Period for any Eurocurrency Rate Loan, the rate determined by the First Lien Agent to be the offered rate for deposits in Dollars, Euros, Sterling or Yen, as applicable, for the applicable Interest Period appearing on the applicable Screen as of 12:00 p.m. (Local Time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Screen, the Eurocurrency Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the First Lien Agent or, in the absence of such availability, the Eurocurrency Base Rate shall be the rate of interest determined by the First Lien Agent to be the rate per annum at which deposits in Dollars, Euros, Sterling or Yen, as applicable, are offered by, in the case of Dollars, Euros or Sterling, the principal office of Citibank in London or, in the case of Yen, the principal office of Citibank in Hong Kong to major banks in the London, Hong Kong or Tokyo (as the case may be) interbank market at 12:00 p.m. (Local
Time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurocurrency Rate Loan of Citibank for a period equal to such Interest Period.

         "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the applicable Administrative Agent.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

         "Eurocurrency Rate" means, with respect to any Interest Period for any Eurocurrency Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurocurrency Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurocurrency Rate is determined) having a term equal to such Interest Period.

         "Eurocurrency Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurocurrency Rate.

         "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

         "Excess Cash Flow" means, for the Borrower for any period, (a) EBITDA of the Borrower for such period plus (b) the excess, if any, of the Working Capital of the Borrower at the beginning of such period over the Working Capital of the Borrower at the end of such period minus (c) the sum of (without duplication) (i) scheduled and mandatory cash principal payments on the Loans during such period and optional cash principal payments on the Loans during such period (but only, in the case of payments of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) cash principal payments made by the Borrower or any of its Subsidiaries during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this Agreement, (iii) payments made by the Borrower or any of its Subsidiaries on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted by this Agreement, (iv) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, (v) cash payments of scheduled interest payments during such period and cash payments of taxes during such period, (vi) cash contributions made by the Borrower or its Subsidiaries to employee benefit plans during such period, and (vii) the excess, if any, of the Working Capital of the Borrower at the end of such period over the Working Capital of the Borrower at the beginning of such period.

         "Existing Credit Agreement" has the meaning specified in the preamble to this Agreement.

         "Facilities" means (a) the Term B Facility, (b) Term C Facility and
(c) the Revolving Credit Facility.

         "Facility Increase" has the meaning specified in Section 2.19 (Facility Increase).

         "Facility Increase Effective Date" has the meaning specified in
Section 2.19 (Facility Increase).

         "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the First Lien Agent.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the First Lien Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

         "Fee Letter" means each of (a) the letter, dated as of May 8, 2003, addressed to the Borrower from CNAI, LCPI and each of the Arrangers and accepted by the Borrower on May 8, 2003, with respect to certain fees to be paid from time to time to CNAI, LCPI and the Arrangers and (b) the letter, dated April 11, 2005, between the Administrative Agents and the Borrower with respect to certain fees to be paid to the Administrative Agents in connection with this Agreement.

         "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f) and (h) of the definition of "Indebtedness".

         "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.4 (Financial Statements) and 6.1 (Financial Statements).

         "First Lien Agent" has the meaning specified in the preamble to this Agreement and shall include any successor "First Lien Agent" pursuant to
Section 10.7 (Successor Agent). After the "payment-in-full" of all Senior Claims (each as defined in the Intercreditor Agreement), each reference to "First Lien Agent" in this Agreement and the other Loan Documents shall be deemed a reference to the "Second Lien Agent".

         "First Lien Lender" means each of the Swing Loan Lender, the Revolving Credit Lenders, the Issuers and the Term B Lenders.

         "Fiscal Quarter" means each of the three month periods ending on April 30, July 31, October 31 and January 31.

         "Fiscal Year" means the twelve month period ending on January 31.

         "Fixed Charges" means, with respect any Person for any period, the sum, determined on a Consolidated basis, of (a) the Cash Interest Expense of such Person and its Subsidiaries for such period, (b) the principal amount of Consolidated Financial Covenant Debt of such Person and its Subsidiaries (excluding Letters of Credit) having a scheduled due date during such period and (c) all cash dividends payable by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period minus Capital Expenditures of such Person for such period minus the total federal income tax liability paid or due and payable by such Person and its Subsidiaries in respect of such period to (b) the Fixed Charges of such Person for such period.

         "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

         "GECC" has the meaning specified in the preamble to this Agreement.

         "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

         "Guarantor" means Holdings, the Parent and each Subsidiary Guarantor.

         "Guaranty" means the Amended and Restated Guaranty, in substantially the form of Exhibit H (Form of Amended and Restated Guaranty), executed by the Guarantors.

         "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person (or with respect to any trade payables, not constituting Indebtedness, of a Foreign Subsidiary of such Person), if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness (or such trade payables) that such Indebtedness (or such trade payables) will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness (or such trade payables) will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person (or such trade payables) and
(b) any liability of such Person for Indebtedness of another Person (or such trade payables) through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness (or such trade payables) or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness (or such trade payables) or to assure the holder of such Indebtedness (or such trade payables) against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause
(b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person (or such trade payables) will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness (or such trade payables) will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness (or such trade payables) so guaranteed or otherwise supported.

         "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

         "Holdings" has the meaning specified in the preamble to this Agreement.

         "Hub and Drum Sale" means the sale of all of the Capital Stock and/or substantially all of the assets of Hayes Lemmerz International - Hub and Drum, LLC, a Delaware limited liability company and Hayes Lemmerz International - Mexico, Inc., a Delaware corporation.

         "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money (other than pursuant to a Securitization Program), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest (other than pursuant to a Securitization Program), (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than unsecured trade payables incurred in the ordinary course of business that are (i) not more than 90 days overdue or (ii) being contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Person in accordance with GAAP, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person, (j) all aggregate outstanding amounts invested in Receivables Assets (or interests therein), whether denominated as "capital," "net investment," "loan" or other "financing," "payment of purchase price" or other similar term, that are sold, leased, subleased, transferred or conveyed in accordance with any Securitization Program, and (k) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Matter" has the meaning specified in Section 11.4 (Indemnities).

         "Indemnitee" has the meaning specified in Section 11.4 (Indemnities).

         "Indenture" means the Indenture, dated as of June 3, 2003, between the Borrower and U.S. Bank National Association, as Trustee.

         "Intercompany Borrower" means each borrower of any Intercompany Loan.

         "Intercompany Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Intercompany Loan Party in or upon which a Lien is granted under any Intercompany Collateral Document.

         "Intercompany Collateral Documents" means the Intercompany Pledge and Security Agreements, the Intercompany Mortgages and any other document executed and delivered by any Intercompany Loan Party granting a Lien on any of its property to secure the payment of the Intercompany Obligations.

         "Intercompany Guaranty" means each guaranty, in form and substance reasonably satisfactory to the First Lien Agent, executed and delivered by an Intercompany Guarantor in favor of any Intercompany Lender.

         "Intercompany Guarantor" means each Foreign Subsidiary of the Borrower that executes and delivers an Intercompany Guaranty.

         "Intercompany Lender" means each lender of any Intercompany Loan.

         "Intercompany Loan" means any Indebtedness owed by any Foreign Subsidiary of the Borrower to the Borrower or another Foreign Subsidiary of the Borrower.

         "Intercompany Loan Documents" means, collectively, the Intercompany Notes, the Intercompany Guaranties, the Intercompany Collateral Documents and each certificate, agreement or document executed by an Intercompany Loan Party in connection with any Intercompany Loan.

         "Intercompany Loan Party" means each Intercompany Borrower, each Intercompany Guarantor and each other Subsidiary of the Borrower that executes and delivers an Intercompany Loan Document.

         "Intercompany Mortgage" means each mortgage, deed of trust or other real estate security document, in form and substance reasonably satisfactory to the First Lien Agent, executed and delivered by an Intercompany Loan Party in favor of any Intercompany Lender.

         "Intercompany Note" means each promissory note or other document, in form and substance reasonably satisfactory to the First Lien Agent, evidencing each Intercompany Loan, issued by an Intercompany Borrower in favor of any Intercompany Lender.

         "Intercompany Obligations" means, in the case of any Intercompany Borrower, the Intercompany Loans to such Intercompany Borrower and all other amounts, obligations, covenants and duties owing by such Intercompany Borrower to any Intercompany Lender of every type and description (whether by reason of an extension of credit, loan, guaranty, indemnification or otherwise), present or future, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and, in the case of any other Intercompany Loan Party, the obligations of such Intercompany Loan Party under its Intercompany Guaranty and the other Intercompany Loan Documents to which it is a party.

         "Intercompany Pledge and Security Agreement" means each pledge and/or other security agreement, in form and substance reasonably satisfactory to the First Lien Agent, executed and delivered by an Intercompany Borrower in favor of any Intercompany Lender.

         "Intercreditor Agreement" means an agreement, in substantially the form of Exhibit L (Form of Intercreditor Agreement), among the Loan Parties, the First Lien Agent, the Second Lien Agent and the Collateral Agent.

         "Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to
(b) Cash Interest Expense of such Person for such period.

         "Interest Expense" means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, interest capitalized during such period and net costs under Interest Rate Contracts for such period minus (b) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and minus (c) any Consolidated interest income of such Person and its Subsidiaries for such period.

         "Interest Period" means, in the case of any Eurocurrency Rate Loan,
(a) initially, the period commencing on the date such Eurocurrency Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurocurrency Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the applicable Administrative Agent pursuant to Section
2.2 (Borrowing Procedures) or 2.12 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurocurrency Rate Loan pursuant to Section 2.12 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the applicable Administrative Agent pursuant to Section 2.12 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurocurrency Rate Loans are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                           (iv) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than the applicable Minimum Currency Threshold; and

                           (v) there shall be outstanding at any one time no more than 20 Interest Periods in the aggregate.

         "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

         "Inventory" has the meaning specified in the Pledge and Security Agreement.

         "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or substantially all of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

         "IRS" means the Internal Revenue Service of the United States or any successor thereto.

         "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

         "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the First Lien Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the First Lien Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

         "Junior Secured Parties" has the meaning specified in the Intercreditor Agreement.

         "LCPI" has the meaning specified in the preamble to this Agreement.

         "Lender" means the Swing Loan Lender and each other financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

         "Letter of Credit" means any letter of credit issued or deemed issued pursuant to Section 2.5 (Letters of Credit).

         "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Dollar Equivalents of the Reimbursement Obligations at such time and (b) the Dollar Equivalent of the Letter of Credit Undrawn Amounts at such time.

         "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.5(e) (Letters of Credit).

         "Letter of Credit Request" has the meaning specified in Section 2.5(c) (Letters of Credit).

         "Letter of Credit Sublimit" means $50,000,000.

         "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

         "Leverage Ratio" means, with respect to any Person as of any date, the ratio of (a) Consolidated Financial Covenant Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last four Fiscal Quarter period ending on or before such date.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

         "Loan" means any loan made by any Lender pursuant to this Agreement.

         "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Guaranty, the Fee Letters, each Letter of Credit Reimbursement Agreement, the Intercreditor Agreement, each Hedging Contract between any Loan Party and any Lender or any Affiliate of any Lender entered into after the Closing Date in connection herewith, each Cash Management Document, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to any Agent or any Lender in connection with or pursuant to any of the foregoing.

         "Loan Party" means each of the Borrower, each Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

         "Local Time" means, with respect to (a) a Dollar Revolving Loan, New York time, (b) an Optional Currency Loan denominated in Euros or Sterling, London time and (c) an Optional Currency Loan denominated in Yen, Hong Kong time.

         "Lux Holdings" means HLI Luxembourg SarL.

         "Mandatory Costs" means, with respect to a Loan or other unpaid sum, the rate per annum notified by any Lender to the applicable Administrative Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank and which shall be determined in accordance with Schedule III (Mandatory Costs).

         "Material Adverse Change" means a material adverse change in any of
(a) the condition (financial or otherwise), business, performance, prospects, operations or properties of (i) Holdings and its Subsidiaries, taken as a whole, (ii) the Borrower and its Subsidiaries incorporated in the United States, Canada and Mexico, taken as a whole, or (iii) the Borrower and its Subsidiaries incorporated in jurisdictions other than in the United States, Canada and Mexico, taken as a whole, in each case, since January 31, 2003, (b) the legality, validity or enforceability of any Loan Document or any Related Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Agents, the Lenders or the Issuers under the Loan Documents.

         "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

         "Minimum Currency Threshold" means, in the case of (a) Revolving Credit Borrowings in Dollars of (i) Base Rate Loans, an aggregate amount of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) Eurocurrency Rate Loans, an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (b) Revolving Credit Borrowings in Euros, an aggregate amount of not less than
(euro)500,000 or an integral multiple of (euro)100,000 in excess thereof, (c) Revolving Credit Borrowings in Sterling, an aggregate amount of not less than (pound)300,000 or an integral multiple of (pound)100,000 in excess thereof and
(d) Revolving Credit Borrowings in Yen, an aggregate amount of not less than
(Y)50,000,000 or an integral multiple of (Y)5,000,000 in excess thereof.

         "Moody's" means Moody's Investors Services, Inc.

         "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

         "Net Cash Proceeds" means proceeds received by any Loan Party or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any
(a) Asset Sale, other than an Asset Sale permitted under Section 8.4(a), (b),
(c), (e), (f), (g), (h) or (j) (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that evidence of each of
(i), (ii) and (iii) above is provided to the Administrative Agents in form and substance reasonably satisfactory to the Administrative Agents, (b) Property Loss Event (other than a Property Loss Event arising solely from any loss of or damage to property owned by a Securitization SPV) or (c)(i) Equity Issuance (other than any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries) or (ii) any Debt Issuance permitted under Section 8.1(n), in each case, net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agents in form and substance reasonably satisfactory to the Administrative Agents.

         "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the definition of Interest Expense (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

         "Non-Consenting Lender" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

         "Non Emerging Subsidiary" means each of the following Subsidiaries of the Borrower, but only while the chapter 11 case of such Subsidiary that is pending on the Closing Date is pending: CMI-Quaker Alloy, Inc., HLI Netherlands Holdings, Inc., Hayes Lemmerz Funding Company, LLC, Hayes Lemmerz Funding Corporation and Hayes Lemmerz International Import, Inc. Upon dismissal or other conclusion of such chapter 11 case of such Subsidiary, it shall cease to be a Non Emerging Subsidiary.

         "Non-Funding Lender" has the meaning specified in Section 2.2(f) (Borrowing Procedures).

         "Non-U.S. Lender" means (a) each Lender (or each Administrative Agent) and each Issuer that is a foreign person as defined in Treasury Regulations
Section 1.1441-1(c)(2) or (b) each Lender (or each Administrative Agent) and each Issuer that is a wholly-owned domestic entity that is disregarded for United States federal tax purposes under Treasury Regulations Section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations Section 1.1441-1(c)(2).

         "Note" means any Revolving Credit Note or Term Loan Note.

         "Note Guaranty" has the meaning specified in the Indenture.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Borrowing Procedures).

         "Notice of Conversion or Continuation" has the meaning specified in
Section 2.12 (Conversion/Continuation Option).

         "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Agents, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement or any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement or any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of the Borrower under any Loan Document to provide cash collateral for Letter of Credit Obligations.

         "Optional Currency" means any of the Euro, Sterling and Yen.

         "Optional Currency Available Credit" means, at any time and for any Optional Currency, the amount by which the Optional Currency Sublimit for each Optional Currency exceeds the Optional Currency Outstandings for such Optional Currency.

         "Optional Currency Commitment" means, with respect to each Optional Currency Lender, the commitment of such Optional Currency Lender to make Optional Currency Loans in the Optional Currency set forth opposite such Optional Currency Lender's name on Schedule I (Commitments) under the caption "Optional Currency" in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Optional Currency Lender's name on Schedule I (Commitments) under the caption "Optional Currency Commitment," as such schedule is amended with the approval of the First Lien Agent and the Borrower or to reflect each Assignment and Acceptance executed by such Optional Currency Lender and as such amount may be reduced pursuant to this Agreement.

         "Optional Currency Lender" means with respect to each Optional Currency each Revolving Credit Lender set forth on Schedule I (Commitments) as an "Optional Currency Lender" for such Optional Currency and each other Lender that becomes an Optional Currency Lender with the approval of the First Lien Agent and the Borrower.

         "Optional Currency Loan" has the meaning specified in Section 2.4 (Optional Currency Loans).

         "Optional Currency Outstandings" means, at any time and for each Optional Currency, the sum of the Dollar Equivalent of the principal amount of the Optional Currency Loans denominated in such Optional Currency outstanding at such time.

         "Optional Currency Sublimit" means, at any time and with respect to each Optional Currency, the lower of (a) $35,000,000 minus the aggregate Optional Currency Outstandings in each other Optional Currency and (b) the then effective aggregate Optional Currency Commitments for such Optional Currency.

         "Parent" means HLI Parent Company, Inc.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Acquisition" means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Stock of any Person or of any operating division thereof (the "Target"), or the merger of the Target with or into the Borrower or any Subsidiary of the Borrower (with the Borrower, in the case of a merger with the Borrower, being the surviving corporation) subject to the satisfaction of each of the following conditions:

                  (a) the Administrative Agents shall receive at least 15 Business Days' prior written notice of such acquisition, which notice shall include, without limitation, a reasonably detailed description of such acquisition;

                  (b) such acquisition shall only involve assets comprising a business, or those assets of a business, of the type permitted under
         Section 8.8 (Change in Nature of Business);

                  (c) such acquisition shall be consensual and shall have been approved by the Target's board of directors;

                  (d) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a Consolidated balance sheet of the Borrower and Target after giving effect to such acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables and accrued expenses and (iii) Indebtedness of the Target permitted under Section 8.1 (Indebtedness);

                  (e) the sum of all amounts payable in connection with such acquisition and all other Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Borrower and Target (excluding any consideration consisting of common stock of Holdings) shall not exceed $40,000,000; provided, however, that, if the Leverage Ratio of the Borrower as of the date of such acquisition on a pro forma basis, after giving effect to such acquisition, is less than
         2.25 to 1.0, then such amount shall be $60,000,000;

                  (f) at or prior to the closing of such acquisition, the Borrower (or the Subsidiary making such acquisition) and the Target shall have executed such documents and taken such actions as may be required under Section 7.11 (Additional Collateral and Guaranties);

                  (g) concurrently with delivery of the notice referred to in clause (a) above, the Borrower shall have delivered to the Administrative Agents such other financial information, financial analysis, documentation or other information relating to such acquisition as the Administrative Agents or any Lender shall reasonably request;

                  (h) on or prior to the date of such acquisition, the Administrative Agents shall have received, in form and substance reasonably satisfactory to the Administrative Agents, copies of the acquisition agreement, related Contractual Obligations and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agents; and

                  (i) at the time of such acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in
         Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

         "Plan of Reorganization" means the First Amended Joint Plan of Reorganization filed with the Bankruptcy Court on February 20, 2003.

         "Pledge and Security Agreement" means the Amended and Restated Pledge and Security Agreement, in substantially the form of Exhibit I (Form of Amended and Restated Pledge and Security Agreement), executed by the Borrower and each Guarantor.

         "Pledged Notes" has the meaning specified in the Pledge and Security Agreement.

         "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

         "Prepayment Fee" shall mean, with respect to any prepayment of the Term C Loans (a) pursuant to Section 2.9(b) (Optional Prepayments), the notice for which prepayment is given during any period set forth below for Term C Loans, or (b) pursuant to Section 2.10(a) (Mandatory Prepayments), which prepayment is required to be made during any period set forth below for Term C Loans, a fee equal to the percentage of the aggregate principal amount of such prepayment set forth opposite such period:

---------------------------------------------------------- --------------------
    Prepayment Date                                          Prepayment Fee
---------------------------------------------------------- --------------------
    Prior to the first anniversary of the Effective Date          2.00%
---------------------------------------------------------- --------------------
    On or after the first anniversary of the Effective            1.00%
    Date and prior to the second anniversary of the
    Effective Date
---------------------------------------------------------- --------------------
    On or after the second anniversary of the Effective           None
    Date
---------------------------------------------------------- --------------------


         "Projections" means those financial projections dated May 5, 2003, covering the fiscal years ending in 2004 through 2009 inclusive, delivered to the Lenders by the Borrower prior to the Closing Date.

         "Property Loss Event" means (a) any loss of or damage to property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of $1,000,000 (individually or in the aggregate) or (b) any taking of property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $1,000,000 (individually or in the aggregate).

         "Proposed Change" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

         "Protective Advances" means all expenses, disbursements and advances incurred by the First Lien Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default that the First Lien Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

         "Purchasing Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

         "Ratable Portion" or "ratably" means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders), (b) with respect to the Optional Currency Loans in any Optional Currency, the percentage obtained by dividing (i) the Optional Currency Commitment with respect to such Optional Currency of such Lender by (ii) the aggregate Optional Currency Commitments with respect to such Optional Currency of all Optional Currency Lenders, (c) with respect to the Term B Facility, the percentage obtained by dividing (i) the Term B Commitment of such Lender by (ii) the aggregate Term B Commitments of all Term B Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the aggregate outstanding principal balance of such Lender's Term B Loans by the aggregate outstanding principal balance of all Term B Loans), (d) with respect to the Term C Facility, the percentage obtained by dividing (i) the Term C Commitment of such Lender by (ii) the aggregate Term C Commitments of all Term C Lenders (or, at any time after the Effective Date, the percentage obtained by dividing the aggregate outstanding principal balance of such Lender's Term C Loans by the aggregate outstanding principal balance of all Term C Loans) and (e) with respect to the Facilities as a whole, the percentage obtained by dividing (i) the Commitments of such Lender by (ii) the aggregate Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Loans owing to such Lender by the aggregate outstanding principal balance of all Loans owing to all Lenders).

         "Receivables Assets" means all of the following property and following interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired: (i) accounts, (ii) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper, in each case, solely to the extent created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance, and including all rights to payment thereunder, (iii) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or Guaranty Obligations with respect to any of the foregoing, (vii) all insurance policies proceeds, premium refunds or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all books and records relating to any of the foregoing, (x) all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing, (xi) rights against a seller or other transferor in respect of the repurchase of accounts receivable arising as a result of a breach of a representation or warranty; and (xii) all proceeds of any of the foregoing.

         "Register" has the meaning specified in Section 11.2(c) (Assignments and Participations).

         "Reimbursement Date" has the meaning specified in Section 2.5(h) (Letters of Credit).

         "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

         "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section 2.10 (Mandatory Prepayments) as a result of the delivery of a Reinvestment Notice no later than five Business Days following such Asset Sale or Property Loss Event; provided, however, that the Reinvestment Deferred Amount for the Hub and Drum Sale shall not exceed 50% of the aggregate Net Cash Proceeds received by any Loan Party in connection therewith.

         "Reinvestment Event" means any Asset Sale or Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

         "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire assets useful in its or one of its Subsidiaries' businesses or, in the case of a Property Loss Event, to effect repairs.

         "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business or, in the case of a Property Loss Event, to effect repairs.

         "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agents of the Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business (or, in the case of a Property Loss Event, not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

         "Related Business" means any business that is substantially similar to, or related extensions of, the business of the Borrower and/or its Subsidiaries as conducted on the Closing Date occurring in the ordinary course.

         "Related Documents" means the Indenture, the Senior Notes, the Note Guaranties and each other document and instrument executed with respect thereto.

         "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

         "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or
(c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Repricing Fee" has the meaning set forth in Section 2.13(e) (Fees).

         "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Requisite First Lien Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, the aggregate Revolving Credit Outstandings and (b) the aggregate outstanding amount of the Term B Commitments or, after the Closing Date, the principal amount of all Term B Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Requisite First Lien Lenders."

         "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, the aggregate Revolving Credit Outstandings and (b) the aggregate outstanding amount of the Term Loan Commitments or, after the Closing Date, the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

         "Requisite Revolving Credit Lenders" shall mean Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty percent (50 %) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Revolving Credit Lenders."

         "Requisite Term B Lenders" means Term B Lenders having more than 50% of the aggregate outstanding amount of the Term B Commitments or, after the Closing Date, fifty percent (50%) of the principal amount of all Term B Loans then outstanding.

         "Requisite Term C Lenders" means Term C Lenders having more than 50% of the aggregate outstanding amount of the Term C Commitments or, after the Effective Date, fifty percent (50%) of the principal amount of all Term C Loans then outstanding.

         "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

         "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Parent, the Borrower or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Parent, the Borrower or any of its Subsidiaries now or hereafter outstanding.

         "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

         "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I (Commitments) under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement.

         "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

         "Revolving Credit Lender" means each Lender having a Revolving Credit Commitment.

         "Revolving Credit Note" means a promissory note of the Borrower, substantially in the form of Exhibit B-1 (Form of Revolving Credit Note), payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

         "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time (including, for any Optional Currency Loans, the Dollar Equivalent thereof),
(b) the Letter of Credit Obligations outstanding at such time (including, for any Letter of Credit Obligations in any currency other than Dollars, the Dollar Equivalent thereof) and (c) the principal amount of the Swing Loans outstanding at such time.

         "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.6 (Reduction and Termination of the Revolving Credit Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

         "Revolving Loan" means any Dollar Revolving Loan or Optional Currency Loan. To avoid any doubt, no Swing Loan shall be a Revolving Loan.

         "S&P" means Standard & Poor's Rating Services.

         "Scheduled Termination Date" means June 3, 2008.

         "Screen" means (a) with respect to Dollars or Sterling, Dow Jones Markets Telerate Page 3750, (b) with respect to Euros, the Dow Jones Markets Telerate Page 248 and (c) with respect to Yen, Reuter Monitor "ZTIBOR."

         "Second Lien Agent" has the meaning specified in the preamble to this Agreement and shall include any successor "Second Lien Agent" pursuant to
Section 10.7 (Successor Agent).

         "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

         "Secured Parties" means the Lenders, the Issuers, the Administrative Agents, the Collateral Agent and any other holder of any Secured Obligation.

         "Securitization Program" means, with respect to any Person, an agreement or other arrangement or program providing for the sale, transfer or conveyance to a Securitization SPV of Receivables Assets in exchange for the advance of funds to such Person and/or one or more of its Subsidiaries pursuant to documentation (including customary performance guaranties) reasonably acceptable to the First Lien Agent (including, without limitation, an intercreditor agreement).

         "Securitization SPV" means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary (or, if not a Subsidiary, the common equity of which is wholly owned, directly or indirectly, by the Borrower) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor under a Securitization Program or as an intermediate transferee and transferor under a Securitization Program (and, in connection therewith, in either case, owning Receivables Assets and pledging or transferring any interests therein).

         "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

         "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

         "Senior Notes" means the 10 1/2 % senior notes due 2010 issued pursuant to the Indenture.

         "Senior Secured Parties" has the meaning specified in the Intercreditor Agreement.

         "Series A Preferred Stock" means the 100,000 shares of preferred stock of the Borrower, par value $1.00 per share, issued pursuant to the Plan of Reorganization.

         "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SOXA" means the Sarbanes-Oxley Act of 2002, as amended.

         "Spanish Holdings" means HLI European Holdings ETVE, S.L.

         "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agents.

         "Specified Asset Sale" means an Asset Sale with respect to the assets listed on Schedule IV.

         "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

         "Sterling" and the sign "(pound)" each mean the lawful money of the United Kingdom.

         "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

         "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" means each existing Domestic Subsidiary of the Borrower (other than a Dormant Subsidiary , any Subsidiary that is a Securitization SPV and any Non Emerging Subsidiary) and each other Subsidiary of Holdings or Borrower that becomes party to the Guaranty.

         "Substitute Institution" has the meaning specified in Section 2.18 (Substitution of Lenders).

         "Substitution Notice" has the meaning specified in Section 2.18 (Substitution of Lenders).

         "Swing Loan" has the meaning specified in Section 2.3 (Swing Loans).

         "Swing Loan Lender" means CNAI or any other Revolving Credit Lender that becomes the First Lien Agent or agrees, with the approval of the First Lien Agent and the Borrower, to act as the Swing Loan Lender hereunder, in each case, in its capacity as the Swing Loan Lender hereunder.

         "Swing Loan Request" has the meaning specified in Section 2.3(b) (Swing Loans).

         "Swiss Branch" means a branch office of U.S. LLC, established under the laws of Switzerland for the purpose of facilitating financing and other transactions among the Borrower and its Subsidiaries.

         "Syndication Agent" has the meaning specified in the preamble to this Agreement.

         "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person or (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

         "Tax Return" has the meaning specified in Section 4.8(a) (Taxes).

         "Taxes" has the meaning specified in Section 2.17(a) (Taxes).

         "Term B Borrowing" means Term B Loans made on the same day by the Term B Lenders ratably according to their respective Term B Commitments.

         "Term B Commitment" means with respect to each Term B Lender, the commitment of such Lender to make Term B Loans to the Borrower on the Closing Date in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) to the Existing Credit Agreement under the caption "Term B Commitment" (as amended to reflect each Assignment and Acceptance executed by such Lender), as such amount may be reduced pursuant to this Agreement.

         "Term B Facility" means the Term B Commitments and the provisions herein related to the Term B Loans.

         "Term B Lender" means each Lender that has a Term B Commitment or that holds a Term B Loan.

         "Term B Loan" has the meaning specified in Section 2.1(b)(i) (The Commitments).

         "Term B Maturity Date" means the June 3, 2009.

         "Term C Borrowing" means Term C Loans made on the same day by the Term C Lenders ratably according to their respective Term C Commitments.

         "Term C Commitment" means, with respect to each Term C Lender, the commitment of such Lender to make Term C Loans to the Borrower on the Effective Date in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Term C Commitment" (as amended to reflect each Assignment and Acceptance executed by such Lender), as such amount may be reduced pursuant to this Agreement.

         "Term C Facility" means the Term C Commitments and the provisions herein related to the Term C Loans.

         "Term C Lender" means each Lender that has a Term C Commitment or that holds a Term C Loan.

         "Term C Loan" has the meaning specified in Section 2.1(b) (The Commitments).

         "Term C Maturity Date" means June 3, 2010.

         "Term Loan" means each of the Term B Loans and Term C Loans.

         "Term Loan Borrowing" means a Term B Borrowing or Term C Borrowing.

         "Term Loan Commitment" means each of the Term B Commitments and Term C Commitments.

         "Term Loan Facility" means each of the Term B Facility and the Term C Facility.

         "Term Loan Lender" means each of the Term B Lenders and the Term C Lenders.

         "Term Loan Note" means a promissory note of the Borrower, substantially in the form of Exhibit B-2 (Form of Term Loan Note), payable to the order of any Term Loan Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan owing to such Lender.

         "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which Holdings, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

         "Treasury Regulations" means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "UCC" has the meaning specified in the Pledge and Security Agreement.

         "Unfunded Pension Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

         "Unused Commitment Fee" has the meaning specified in Section 2.13(a)
(Fees).

         "U.S. LLC" means HLI Swiss Holdings, LLC.

         "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

         "Wholly-Owned Foreign Subsidiary" means any Wholly-Owned Subsidiary that is a Foreign Subsidiary.

         "Wholly-Owned Subsidiary" means, in respect of any Person, any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares, as may be required by law, and other de minimis amounts of shares required to be issued to third parties pursuant to the Requirements of Law of the jurisdiction in which such Person is organized) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

         "Withdrawal Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

         "Working Capital" means, for any Person at any date, the amount by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

         "Yen" and the sign "(Y)" each mean the lawful money of Japan.

         "Yen Lending Office" means with respect to any Optional Currency Lender, the office of such Lender specified as its "Yen Lending Office" opposite its name on Schedule II (Applicable Lending Office and Addresses for Notices) or on the Assignment and Acceptance by which it became an Optional Currency Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the First Lien Agent.

         "2005 Corporate Restructuring" means the transactions more fully described on Exhibit K (2005 Corporate Restructuring) hereto.

         Section 1.2  Computation of Time Periods

         In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

         Section 1.3  Accounting Terms and Principles

         (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenants)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

         (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements delivered under Section
6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any of the calculations required by the definition of "Applicable Margin" or "Applicable Unused Commitment Fee Rate," Section 2.10(b) (Excess Cash Flow), Article V (Financial Covenants) or Article VIII (Negative Covenants) had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenants) or Article VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

         (c) Except as expressly set forth herein to the contrary, all references to amounts denominated in any Optional Currency shall mean and be a reference to such amount in the Dollar Equivalent of such currency.

         Section 1.4 Certain Terms

         (a) The terms "herein," "hereof" and "hereunder" and similar terms refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

         (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

         (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

         (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case, as in effect at the time any such reference is operative.

         (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

         (f) The terms "Lender," "Issuer," or "Agent" include, without limitation, their respective successors.

         (g) Upon the appointment of any successor First Lien Agent pursuant to Section 10.7 (Successor Agent), references to CNAI in Section 10.4 (The Agents Individually) and to Citibank in the definitions of Base Rate, Dollar Equivalent, Eurocurrency Rate shall be deemed to refer to the financial institution then acting as the First Lien Agent or one of its Affiliates if it so designates.

                                  ARTICLE II

                                 THE FACILITIES

         Section 2.1  The Commitments

         (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans denominated in Dollars (each a "Dollar Revolving Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not to exceed such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender's Ratable Portion of the Available Credit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

         (b)  Term Loan Commitments

              (i) Term B Commitments. On the terms and subject to the conditions contained in this Agreement, each Term B Lender severally agrees to make a loan (each a "Term B Loan") in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender's Term B Commitment. Amounts of Term B Loans prepaid may not be reborrowed.

              (ii) Term C Commitments. On the terms and subject to the conditions contained in this Agreement, each Term C Lender severally agrees to make a loan (each a "Term C Loan") in Dollars to the Borrower on the Effective Date, in an amount not to exceed such Lender's Term C Commitment. Amounts of Term C Loans prepaid may not be reborrowed.

         Section 2.2  Borrowing Procedures

         (a) Each Revolving Credit Borrowing (including Optional Currency Loans) shall be made on notice given by the Borrower to the First Lien Agent not later than 12:00 p.m. (Local Time) (i) one Business Day, in the case of a Revolving Credit Borrowing of Base Rate Loans, (ii) three Business Days, in the case of a Revolving Credit Borrowing of Eurocurrency Rate Loans (other than Optional Currency Loans denominated in Yen), and (iii) four Business Days, in the case of a Revolving Credit Borrowing of Optional Currency Loans denominated in Yen, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing and the currency denomination thereof, (C) in the case of a proposed Revolving Credit Borrowing denominated in Dollars, whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, (D) the initial Interest Period or Periods for any such Eurocurrency Rate Loans and (E) the Available Credit (after giving effect to the proposed Revolving Credit Borrowing). The Dollar Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.15 (Special Provisions Governing Eurocurrency Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans. Notwithstanding anything to the contrary contained in Section 2.3(a) (Swing Loans), if any Notice of Borrowing requests a Revolving Credit Borrowing of Base Rate Loans denominated in Dollars, the First Lien Agent may make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Revolving Credit Borrowing, and the aggregate amount of the corresponding proposed Revolving Credit Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. Each Revolving Credit Borrowing shall be in an aggregate amount that is not less than the applicable Minimum Currency Threshold for such currency. The Borrower may not request more than ten Revolving Credit Borrowings per month.

         (b) The Term B Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrower to the First Lien Agent not later than 12:00 p.m. (New York City time) (i) in the case of a Term B Borrowing of Base Rate Loans, one Business Day prior to Closing Date and (ii) in the case of a Term B Borrowing of Eurocurrency Rate Loans, three Business Days prior to the Closing Date. The Notice of Borrowing shall specify (A) the Closing Date, (B) the aggregate amount of such proposed Term B Borrowing, (C) whether any portion of the proposed Term B Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, and (D) the initial Interest Period or Periods for any such Eurocurrency Rate Loans. The Term B Loans shall be made as Base Rate Loans unless (subject to Section 2.15 (Special Provisions Governing Eurocurrency Rate Loans)) the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans.

         (c) The Term C Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrower to the Second Lien Agent not later than 12:00 p.m. (New York City time) (i) in the case of a Term C Borrowing of Base Rate Loans, one Business Day prior to Effective Date and (ii) in the case of a Term C Borrowing of Eurocurrency Rate Loans, three Business Days prior to the Effective Date. The Notice of Borrowing shall specify (A) the Effective Date,
(B) the aggregate amount of such proposed Term C Borrowing, (C) whether any portion of the proposed Term C Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, and (D) the initial Interest Period or Periods for any such Eurocurrency Rate Loans. The Term C Loans shall be made as Base Rate Loans unless (subject to Section 2.15 (Special Provisions Governing Eurocurrency Rate Loans)) the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans.

         (d) Each Administrative Agent shall give to each applicable Lender prompt notice of the its receipt of a Notice of Borrowing and, if Eurocurrency Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.15(a) (Determination of Interest
Rate). Each Lender shall, before 12:00 p.m. (Local Time) on the date of the proposed Borrowing, make available to the applicable Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Effective Date, of the applicable conditions set forth in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Effective Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the applicable Administrative Agent's receipt of such funds, the applicable Administrative Agent shall make such funds available to the Borrower.

         (e) Unless the applicable Administrative Agent shall have received notice from an applicable Lender prior to the date of any proposed Borrowing that such Lender will not make available to such Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), such Administrative Agent may assume that such Lender has made such Ratable Portion available to such Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and such Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to such Administrative Agent, such Lender and the Borrower severally agree to repay to such Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to such Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to such Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to such Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

         (f) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

         Section 2.3  Swing Loans

         (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may, in its sole discretion, make loans denominated in Dollars (each a "Swing Loan") otherwise available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding (together with the aggregate principal amount of any other Loan made by the Swing Loan Lender hereunder in its capacity as a Lender or Swing Loan Lender) not to exceed $25,000,000; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the then effective aggregate Revolving Credit Commitments. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within five days after its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

         (b) In order to request a Swing Loan, the Borrower shall telecopy (or forward by electronic mail or similar means) to the First Lien Agent a duly completed request in substantially the form of Exhibit D (Form of Swing Loan Request), setting forth the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the First Lien Agent not later than 1:00 p.m. (New York time) on the day of the proposed borrowing. The First Lien Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender may make a Swing Loan available to the First Lien Agent and, in turn, the First Lien Agent shall make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the First Lien Agent or any First Lien Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the making of any Swing Loan.

         (c) The Swing Loan Lender shall notify the First Lien Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

         (d) The Swing Loan Lender may demand at any time that each Revolving Credit Lender pay to the First Lien Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Revolving Credit Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the First Lien Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

         (e) The First Lien Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the First Lien Agent (except that any such notice or demand received by the First Lien Agent after 2:00 p.m. (New York time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the First Lien Agent until the next succeeding Business Day), together with a statement prepared by the First Lien Agent specifying the amount of each Revolving Credit Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Revolving Credit Lender shall, before 12:00 p.m. (New York time) on the Business Day next succeeding the date of such Revolving Credit Lender's receipt of such notice of demand, make available to the First Lien Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The First Lien Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Revolving Credit Lender fails to make such payment available to the First Lien Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

         (f) Upon the occurrence of a Default under Section 9.1(f) (Events of Default), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to clause (e) above which participation shall be in a principal amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan. If all or part of such amount is not in fact made available by such Revolving Credit Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover any such unpaid amount on demand from such Revolving Credit Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

         (g) From and after the date on which any Revolving Credit Lender (i) is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan or (ii) purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, the Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Revolving Credit Lender pursuant to clause (e) or (f) above.

         Section 2.4  Optional Currency Loans

         (a) On the terms and subject to the conditions contained in this Agreement, each Optional Currency Lender severally agrees to make loans denominated in Optional Currencies (each an "Optional Currency Loan") otherwise available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date; provided, however, that at no time shall such Optional Currency Lender be obligated to make an Optional Currency Loan to the extent that, after giving effect to such Optional Currency Loan, (i) the aggregate Revolving Credit Outstandings would exceed the then effective aggregate Revolving Credit Commitments and (ii) the Dollar Equivalent of such Optional Currency Loan would exceed such Optional Currency Lender's Ratable Portion of the Optional Currency Available Credit in such Optional Currency. Within the limits of the Optional Currency Commitment of each Optional Currency Lender, amounts of Optional Currency Loans repaid may be reborrowed under this Section
2.4 (Optional Currency Loans).

         (b) Immediately upon any Borrowing of an Optional Currency Loan in accordance with the terms and conditions of this Agreement, each Optional Currency Lender shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Optional Currency Lender, without recourse or warranty, an undivided interest and participation in such Optional Currency Loan, which participation shall be in a principal amount in the applicable Optional Currency equal to such Revolving Credit Lender's Ratable Portion of such Optional Currency Loan and the obligations of the Borrower with respect thereto and any security therefor and guaranty pertaining thereto.

         (c) Upon the occurrence of an Event of Default under Section 9.1 (Events of Default), each Optional Currency Loan shall be automatically converted into a Base Rate Loan denominated in Dollars, and the First Lien Agent shall forward a notice of such Event of Default to each Revolving Credit Lender before 12:00 p.m. (New York time) on the next succeeding Business Day, together with a statement prepared by the First Lien Agent specifying the amount of each Revolving Credit Lender's Ratable Portion of the aggregate outstanding principal amount of such Optional Currency Loans. Each Revolving Credit Lender shall, before 12:00 p.m. (New York time) on the Business Day next succeeding the date of such notice, make available to the First Lien Agent, in immediately available funds, for the account of the Optional Currency Lenders, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall be deemed to have made a Revolving Loan to the Borrower. The First Lien Agent shall use such funds to repay the Optional Currency Loans to the Optional Currency Lenders. If all or part of such amount is not in fact made available by such Revolving Credit Lender to the First Lien Agent, each Optional Currency Lender shall be entitled to recover any such unpaid amount on demand from such Revolving Credit Lender, together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

         Section 2.5  Letters of Credit

         (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following:

              (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the Closing Date or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the Closing Date and that such Issuer in good faith deems material to it;

              (ii) such Issuer shall have received any written notice of the type described in clause (d) below;

              (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate of the Revolving Credit Commitments in effect at such time;

              (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Dollar Equivalents of the Letter of Credit Undrawn Amounts at such time and (ii) the Dollar Equivalents of the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit;

              (v) any fees due in connection with a requested Issuance have not been paid;

              (vi) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer; or

              (vii) such Letter of Credit is requested to be denominated in any currency other than Dollars and the Issuer receives written notice from the First Lien Agent at or before 12:00 p.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, the aggregate Letter of Credit Obligations at such time in respect of each Letter of Credit denominated in currencies other than Dollars would exceed $35,000,000.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

         (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than thirty days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above).

         (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the First Lien Agent at least two Business Days' prior written notice, in substantially the form of Exhibit E (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested (provided that no more than ten Letters of Credit at any time outstanding shall have a face amount (or the Dollar Equivalent thereof) of less than $500,000), the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the First Lien Agent not later than 12:00 p.m. (Local Time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

         (d) Subject to the satisfaction of the conditions set forth in this
Section 2.5, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied or duly waived and ending when such conditions are satisfied or duly waived. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

         (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such Issuance and of the participation of each Revolving Credit Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

         (f) Each Issuer shall comply with the following:

              (i) give the First Lien Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which writing may be a telecopy or electronic mail) of the Issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the First Lien Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

              (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

              (iii) no later than 10 Business Days following the last day of each calendar month, provide to the First Lien Agent (and the First Lien Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the First Lien Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the First Lien Agent relating thereto.

         (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

         (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the First Lien Agent, and the First Lien Agent shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the First Lien Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in Dollars (or the Dollar Equivalent thereof if such payment was made in any currency other than Dollars) and in immediately available funds. If the First Lien Agent so notifies such Revolving Credit Lender prior to 12:00 p.m. (Local Time) on any Business Day, such Revolving Credit Lender shall make available to the First Lien Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section
3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the First Lien Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h), such Issuer shall pay to the First Lien Agent and the First Lien Agent shall promptly pay to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

         (i) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the First Lien Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the First Lien Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is repaid to the First Lien Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility.

         (j) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the First Lien Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

              (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

              (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

              (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, any Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

              (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

              (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agents or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.5, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

         Section 2.6  Reduction and Termination of the Revolving Credit
Commitments

         (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agents, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount not less than the applicable Minimum Currency Threshold.

         (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Loans is made pursuant to Section 2.10(a) or (b) (Mandatory Prepayments) or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect, in each case, in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount), except for any such prepayment made pursuant to Section 2.10(c)(ii) (Mandatory Prepayments).

         Section 2.7  Repayment of Loans

         (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans and the Swing Loans on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof.

         (b) The Borrower promises to repay the Term B Loans at the dates and in the amounts set forth below:

----------------------------------------------------------------------
                Date                              Amount
----------------------------------------------------------------------
October 31, 2003                                $1,125,000
----------------------------------------------------------------------
January 31, 2004                                $1,125,000
----------------------------------------------------------------------
April 30, 2004                                  $1,125,000
----------------------------------------------------------------------
July 31, 2004                                   $1,125,000
----------------------------------------------------------------------
October 31, 2004                                $1,125,000
----------------------------------------------------------------------
January 31, 2005                                $1,125,000
----------------------------------------------------------------------
April 30, 2005                                  $1,125,000
----------------------------------------------------------------------
July 31, 2005                                   $1,125,000
----------------------------------------------------------------------
October 31, 2005                                $1,125,000
----------------------------------------------------------------------
January 31, 2006                                $1,125,000
----------------------------------------------------------------------
April 30, 2006                                  $1,125,000
----------------------------------------------------------------------
July 31, 2006                                   $1,125,000
----------------------------------------------------------------------
October 31, 2006                                $1,125,000
----------------------------------------------------------------------
January 31, 2007                                $1,125,000
----------------------------------------------------------------------
April 30, 2007                                  $1,125,000
----------------------------------------------------------------------
July 31, 2007                                   $1,125,000
----------------------------------------------------------------------
October 31, 2007                                $1,125,000
----------------------------------------------------------------------
January 31, 2008                                $1,125,000
----------------------------------------------------------------------
April 30, 2008                                  $1,125,000
----------------------------------------------------------------------
July 31, 2008                                   $1,125,000
----------------------------------------------------------------------
October 31, 2008                                $1,125,000
----------------------------------------------------------------------
January 31, 2009                                $1,125,000
----------------------------------------------------------------------
April 30, 2009                                  $1,125,000
----------------------------------------------------------------------
Term B Maturity Date                          $424,125,000
----------------------------------------------------------------------

provided, however, that the Borrower shall repay the entire unpaid principal amount of the Term B Loans on the Term B Maturity Date.

         (c) The Borrower promises to repay the entire unpaid principal amount of the Term C Loans on the Term C Maturity Date.

         Section 2.8  Evidence of Debt

         (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (b) In the case of (i) the Revolving Credit Facility and the Term B Facility, the First Lien Administrative Agent and (ii) the Term C Facility, the Second Lien Agent shall establish and maintain a Register pursuant to Section 11.2(c) (Assignments and Participations) and accounts therein in accordance with its usual practice in which it shall record (A) the amount of each applicable Loan made and, if a Eurocurrency Rate Loan, the Interest Period applicable thereto, (B) the amount of any principal or interest due and payable and paid by the Borrower to each applicable Lender hereunder and (C) the amount of any sum received by such Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable.

         (c) The entries made in the accounts maintained pursuant to clauses
(a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or any Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans (and, if such Lender is also the Swing Loan Lender, Swing Loans), as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Loan
Note), respectively.

         Section 2.9  Optional Prepayments

         (a) Revolving Loans. The Borrower may, (a) in the case of Base Rate Loans, upon at least one Business Day's and (b) in the case of Eurocurrency Rate Loans, upon at least three Business Days' prior notice to the First Lien Agents, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans and Swing Loans in whole or in part; provided, however, if any prepayment of any Eurocurrency Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.15(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

         (b) Term Loans. The Borrower may, upon at least three Business Days' prior notice to the applicable Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) if any prepayment of any Eurocurrency Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.15(e) (Breakage Costs), (ii) except for any prepayment of the Term B Loans on the Effective Date pursuant to Section 3.1(b) (Conditions Precedent to Initial Loans and Letters of Credit), each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and (iii) any such partial prepayment shall be applied first, to the remaining installments of the outstanding principal amount of the Term B Loans in the inverse order of their maturities until the Term B Loans shall have been prepaid in full and then, to the outstanding principal amount of the Term C Loans; provided, further, that no such prepayment of any Term C Loans shall be permitted unless accompanied by the Prepayment Fee applicable thereto. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid (and any Prepayment Fee applicable thereto) shall become due and payable on the date specified for such prepayment. Any prepayment of the Term Loans upon the refinancing, in whole or in part, thereof shall be deemed to be an optional prepayment.

         (c) The Borrower shall have no right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this Section 2.9.

         Section 2.10  Mandatory Prepayments

         (a) Upon receipt by Holdings, the Parent, the Borrower or any of its Subsidiaries of Net Cash Proceeds arising (i) from an Asset Sale Property Loss Event or Debt Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds, and (ii) from an Equity Issuance, the Borrower shall immediately prepay the Loans in an amount equal to 75% of such Net Cash Proceeds; provided, however, that (x) the first $25,000,000 of Net Cash Proceeds of an Equity Issuance may be applied to the repayment, redemption or repurchase of Senior Notes and (y) thereafter, $50,000,000 of Net Cash Proceeds of an Equity Issuance may be used for general corporate purposes. Any such mandatory prepayment shall be applied in accordance with clause (c) below and shall be accompanied by any Prepayment Fee applicable thereto. Notwithstanding the foregoing, (i) the Borrower shall only be required to prepay the Loans in an amount equal to 50% of the Net Cash Proceeds of the Hub and Drum Sale; provided, however, that the portion of Net Cash Proceeds of the Hub and Drum Sale not required to be applied toward the prepayment of the Loans shall be used solely for Capital Expenditures.

         (b) The Borrower shall prepay the Loans within 90 days after the last day of each Fiscal Year commencing with the Fiscal Year ending on January 31, 2005, in an amount equal to 75% of Excess Cash Flow for such Fiscal Year; provided, however, that, if the Leverage Ratio for any Fiscal Year is (x) less than 2.25 to 1.0, then such percentage shall be reduced to 50% and (y) less than 1.50 to 1.0, then such percentage shall be reduced to 0%. Any such mandatory prepayment shall be applied in accordance with clause (c) below.

         (c) Subject to the provisions of Section 2.14(f) and Section 2.14(g) (Payments and Computations):

              (i) Except as otherwise provided in clause (ii) below with respect to prepayments from Net Cash Proceeds of a Reinvestment Event, any prepayments made by the Borrower and required to be applied in accordance with this clause (c) shall be applied in the following order: first, to the remaining installments of the outstanding principal amount of the Term B Loans in the inverse order of their maturities until the Term B Loans shall have been prepaid in full; second, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; third, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; fourth, to provide, cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized by an amount equal to 105% of such Letter of Credit Obligations; and then, to repay the outstanding principal balance of the Term C Loans until the Term C Loans shall have been paid in full.

              (ii) Subject to clause (iii) below, any prepayments from Net Cash Proceeds of a Reinvestment Event made by the Borrower and required to be applied in accordance with this clause (c) shall be applied in the following order: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide, pending application as set forth in any Reinvestment Notice or repayment of the Loans as set forth in clause (iii) below, cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized by an amount equal to 105% of such Letter of Credit Obligations.

              (iii) Upon the earlier of (A) the occurrence of any Event of Default and (B) the Reinvestment Prepayment Date corresponding to any Reinvestment Event, the Borrower shall immediately prepay the Loans in an amount equal to the Reinvestment Prepayment Amount, which shall be applied in the order set forth in clause (i) above.

              (iv) All repayments of the Term B Loans made pursuant to this clause (c) shall be applied to reduce the remaining installments of such outstanding principal amounts of the Term B Loans in the inverse order of their maturities. All repayments of Revolving Loans and Swing Loans required to be made pursuant to this clause (c) (other than pursuant to clause (ii) above) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.6(b) (Reduction and Termination of the Revolving Credit Commitments).

         (d) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the Available Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess; provided, however, that, to the extent such excess results solely by reason of a change in exchange rates, the Borrower shall not be required to make such prepayment unless any such excess remains on the fifth day immediately following such change, subject to Section
7.12. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in
Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

         (e) If at any time the Optional Currency Outstandings exceeds the Optional Currency Available Credit at such time, the Borrower shall forthwith prepay the Optional Currency Loans then outstanding in an amount equal to such excess in the applicable Optional Currency; provided, however, that, to the extent such excess results solely by reason of a change in exchange rates, the Borrower shall not be required to make such prepayment unless any such excess remains on the fifth day immediately following such change, subject to Section 7.12.

         Section 2.11  Interest

         (a) Rate of Interest.

              (i) All Dollar Revolving Loans shall be made as Base Rate Loans or Eurocurrency Loans; provided, however, that all such Loans shall be made as Base Rate Loans unless, subject to Section 2.16 (Special Provisions Governing Eurocurrency Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans. Optional Currency Loans shall be made as Eurocurrency Rate Loans and shall not be available as Base Rate Loans.

              (ii) All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

                  (A) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

                  (B) if a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A) the Eurocurrency Rate determined for the applicable Interest Period, (B) the Applicable Margin in effect from time to time during such Eurocurrency Interest Period and (C) in the case of any Loan made by a Lender located in the United Kingdom, Mandatory Costs.

         (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, (iii) interest accrued on each Eurocurrency Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each day during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

         (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time.

         Section 2.12  Conversion/Continuation Option

         (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurocurrency Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurocurrency Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurocurrency Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurocurrency Loans for each Interest Period must be in the amount that is not less than the applicable Minimum Currency Threshold. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit F (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the applicable Administrative Agent at least three (or, in the case of conversion of Eurocurrency Rate Loans to Base Rate Loans, one) Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion.

         (b) Each Administrative Agent shall promptly notify each applicable Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, (i) Optional Currency Loans may not be converted into Base Rate Loans and (ii) no conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans and no continuation in whole or in part of Eurocurrency Rate Loans denominated in Dollars upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurocurrency Rate Loan would violate any provision of Section 2.15 (Special Provisions Governing Eurocurrency Rate Loans). If, within the time period required under the terms of this Section 2.12, the applicable Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurocurrency Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans, if denominated in Dollars, shall be automatically converted to Base Rate Loans and such Loans, if denominated in any one or more of the Optional Currencies, shall be automatically continued as Eurocurrency Loans with an interest period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

         Section 2.13  Fees

         (a) Unused Commitment Fee. The Borrower agrees to pay to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the sum of (i) the outstanding principal amount of the Dollar Equivalent of Revolving Loans and (ii) the outstanding amount of the Letter of Credit Obligations (the "Unused Commitment Fee") from the Closing Date through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

         (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

              (i) to the First Lien Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

              (ii) to the First Lien Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans on the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable in arrears
     (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

              (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

         (c) Facility Increase Fee. Upon the occurrence of a Facility Increase pursuant to Section 2.19 (Facility Increase), a fee to each Lender that participates in such Facility Increase (including any Eligible Assignee that executes an Assumption Agreement in connection with such Facility Increase) and each new Lender to be determined by the Arranger and agreed to by the Borrower based on market conditions at the time of such Facility Increase, which fee shall be payable on the Facility Increase Effective Date.

         (d) Additional Fees. The Borrower has agreed to pay to the Agents and/or Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

         (e) Repricing Fee. In the event that any Applicable Margin, fee or premium applicable to the Term B Loans is reduced prior to the first anniversary of the Effective Date, on the date such reduction becomes effective, the Borrower shall pay to each Term B Lender an amount equal to 1.00% of such Lender's Ratable Portion of the aggregate principal amount of the Term B Loans then outstanding (the "Repricing Fee").

         Section 2.14  Payments and Computations

         (a) Except as provided in this Section 2.14 (Payments and Computations), the Borrower shall make each payment hereunder (including fees and expenses) not later than 12:00 p.m. (Local Time) on the day when due, in Dollars, to the applicable Administrative Agent at its address referred to in
Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. Such Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the applicable Lenders, in accordance with the application of payments set forth in Section 2.10(c) (Mandatory Prepayments) and in clauses (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.16 (Capital Adequacy), 2.17 (Taxes) or Section 2.15(c) (Increased Costs) or (d) (Illegality) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by such Administrative Agent after 12:00 p.m. (Local Time) shall be deemed to be received on the next Business Day.

         (b) All computations of interest and of fees shall be made by the applicable Administrative Agent on the basis of a year of 360 days, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by such Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Except for Optional Currency Loans which have been converted to Base Rate Loans denominated in Dollars hereunder, each payment by the Borrower in respect of any Loan or Reimbursement Obligation (including interest or fees in respect thereof other than the Unused Commitment Fee) shall be made in the currency in which such Loan was made or such Letter of Credit was issued.

         (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments made in Dollars of any Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurocurrency Rate Loans, with those Eurocurrency Rate Loans having earlier expiring Eurocurrency Interest Periods being repaid prior to those having later expiring Eurocurrency Interest Periods. All repayments made in any of the Optional Currencies of any Optional Currency Loan shall be applied to such Optional Currency Loan.

         (e) Unless the applicable Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, such Administrative Agent may assume that the Borrower has made such payment in full to such Administrative Agent on such date and such Administrative Agent may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to any Administrative Agent, each applicable Lender shall repay to such Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to such Administrative Agent.

         (f) All payments in respect of Swing Loans received by the First Lien Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans denominated in Dollars received by the First Lien Agent shall be distributed to each Revolving Credit Lender on a pro rata basis in accordance with the amount of the such Revolving Loans held by it in respect of the aggregate outstanding Revolving Credit Loans denominated in Dollars; payments in respect of Optional Currency Loans received by the First Lien Agent shall be distributed to each Optional Currency Lender on a pro rata basis in accordance with the amount of the Optional Currency Loans held by it in respect of the aggregate outstanding Optional Currency Loans; payments in respect of any Term Loans received by the applicable Administrative Agent shall be distributed to each applicable Term Loan Lender in accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions. Except for payments and other amounts applied in accordance with the provisions of clause
(g) below (or required to be applied in accordance with Section 2.10(c) (Mandatory Prepayments)), all payments and any other amounts made to or received by any Agent, Lender or Issuer from, or for the benefit of, the Borrower shall be applied as follows:

              First, to pay interest on and then principal of any portion of the Loans that any Agent may have advanced on behalf of any Lender for which such Agent has not then been reimbursed by such Lender or the Borrower;

              Second, to pay interest on and then principal of any Swing Loan;

              Third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Agents;

              Fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

              Fifth, to pay Obligations in respect of any fees then due to the Agents, the Lenders and the Issuers;

              Sixth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

              Seventh, to pay or prepay principal amounts on the Loans and Reimbursement Obligations, Cash Management Obligations and Obligations with respect to Hedging Contracts and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in
     Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations and Obligations owing with respect to Hedging Contracts; and

              Eighth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses first, second, third, fourth, fifth, sixth, seventh and eighth above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of each Agent's, Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clause. The order of priority set forth in clauses first, second, third, fourth, fifth, sixth, seventh and may at any time and from time to time be changed by the agreement of the Requisite Lenders in accordance with the terms hereof without necessity of notice to or consent of or approval by the Borrower or by any Person that is not a Lender; provided, however, that (i) the order of priority set forth in clauses first, second, third, fourth and fifth above may be changed only with the prior written consent of the affected Agents in addition to that of the Requisite Lenders and (ii) the order of priority set forth in clause second above may be changed only with the prior written consent of the Swing Loan Lender in addition to that of the Lenders required by the terms hereof and the Administrative Agent.

         (g) The Borrower hereby (i) irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and (ii) agrees that, notwithstanding the provisions of
Section 2.10(c) (Mandatory Prepayments) and clause (f) above, (A) the First Lien Agent may, and, upon either (1) the written direction of the Requisite Lenders or (2) the acceleration of the Obligations pursuant to Section 9.2 (Remedies), shall, deliver a Blockage Notice to each Deposit Account Bank and
(B) after the delivery of a Notice of Actionable Default and prior to the withdrawal of all Notices of Actionable Default then pending under the Intercreditor Agreement, all payments made to or received by any Secured Party constituting proceeds of Collateral shall be applied pursuant to the Intercreditor Agreement.

         (h) At the option of the First Lien Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3(a) (Swing Loans) and the Revolving Credit Lenders to make Revolving Loans pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in the Swing Loan Lender's or such Revolving Credit Lender's discretion, that are in the amounts of any and all principal due and payable with respect to the Swing Loans, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and any and all sums in respect of the Protective Advances, and further authorizes the First Lien Agent to give the Revolving Credit Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Revolving Credit Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

         Section 2.15  Special Provisions Governing Eurocurrency Rate Loans

         (a) Determination of Interest Rate

         The Eurocurrency Rate for each Interest Period for Eurocurrency Rate Loans shall be determined by the applicable Administrative Agent pursuant to the procedures set forth in the definition of "Eurocurrency Rate." Such Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

         (b) Interest Rate Unascertainable, Inadequate or Unfair

         In the event that (i) the Administrative Agents determine that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agents that the Eurocurrency Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agents shall forthwith so notify the Borrower and the Lenders, whereupon each Eurocurrency Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan denominated in Dollars and the obligations of the Lenders to make Eurocurrency Rate Loans or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended until the Administrative Agents shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

         (c) Increased Costs

         If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than (x) any change by way of imposition or increase of reserve requirements included in determining the Eurocurrency Rate and (y) any change in or in the interpretation of any law, treaty or governmental rule, regulation or order relating to Taxes, Other Taxes or taxes imposed on, or measured by, the net income or net profits of such Lender or franchise taxes imposed on such Lender by the Governmental Authority of the jurisdiction in which such Lender has its principal office or in which the Applicable Lending Office for the relevant Eurocurrency Rate Loan is located, or by any other Governmental Authority other than a Governmental Authority of a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement or any other Loan Document) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the applicable Administrative Agent), pay to the applicable Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the applicable Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (d) Illegality

         Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the Closing Date shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to make Eurocurrency Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the applicable Administrative Agent, (i) the obligation of such Lender to make or to continue Eurocurrency Rate Loans and to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan denominated in Dollars as part of any requested Borrowing of Eurocurrency Rate Loans and (ii) if the affected Eurocurrency Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan denominated in Dollars. If, at any time after a Lender gives notice under this Section 2.15(d), such Lender determines that it may lawfully make Eurocurrency Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the applicable Administrative Agent, and such Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurocurrency Rate Loans shall thereupon be restored.

         (e) Breakage Costs

         In addition to all amounts required to be paid by the Borrower pursuant to Section 2.11 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurocurrency Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurocurrency Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.12 (Conversion/Continuation Option),
(ii) if for any reason any Eurocurrency Rate Loan is prepaid (including mandatorily pursuant to Section 2.10 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurocurrency Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurocurrency Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

         (f) Deposits in Optional Currencies Unavailable

         Notwithstanding anything in Section 2.2 (Borrowing Procedures) to the contrary, if any Optional Currency Lender shall, not later than 12:00 p.m. (Local Time) two Business Days before the date of any requested Borrowing of an Optional Currency Loan, notify the First Lien Agent that such Lender is not satisfied that deposits in the applicable Optional Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the right of the Borrower to request Optional Currency Loans in such currency from such Lender shall be suspended until such Lender shall notify the First Lien Agent that the circumstances causing such suspension no longer exist, and, at the option of the Borrower, either (i) the applicable Notice of Borrowing may be withdrawn and such Borrowing shall not be made or (ii) the Optional Currency Loan to be made by such Optional Currency Lender as part of such Borrowing or any subsequent Borrowing of Optional Currency Loans requested during such suspension shall be made as a Dollar Revolving Loan, subject to the applicable Minimum Currency Threshold. If the Borrower elects to withdraw its Notice of Borrowing, the Borrower shall be liable to each Optional Currency Lender for any damages suffered on account thereof of a nature described in this Section 2.15. The First Lien Agent shall, upon receiving notice from such Lender that the circumstances causing any such suspension no longer apply, promptly so notify the Borrower; provided, however, that the failure of the First Lien Agent to so notify the Borrower shall not impair the rights of the Optional Currency Lenders under this clause (f) of Section 2.15 or expose the First Lien Agent to any liability.

         Section 2.16  Capital Adequacy

         If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the Closing Date (or, in the case of any Term C Lender, the Effective Date) regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the applicable Administrative Agent), the Borrower shall pay to such Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the applicable Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

         Section 2.17  Taxes

         (a) Except as otherwise provided in this Section 2.17, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, Issuer and Agent, (A) taxes measured by its net income or net profit and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, Issuer or Agent (as the case may be) is organized or carries on business and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (1) a Term C Lender, the Effective Date, (2) an Eligible Assignee, the date of the Assignment and Acceptance, (3) a successor Agent, the date of the appointment of such Agent and (4) a successor Issuer, the date on which such Issuer becomes an Issuer) applicable to such Lender, Issuer or Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or, in the case of (1) a Term C Lender, the Effective Date, (2) an Eligible Assignee, the date of the Assignment and Acceptance, (3) a successor Agent, the date of the appointment of such Agent and (4) a successor Issuer, the date on which such Issuer becomes an Issuer) and (ii) in the case of each Lender and each Issuer, taxes measured by its net income or net profit and franchise taxes imposed on it as a result of a present or former connection between such Lender or such Issuer and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or any Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender, such Issuer or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agents evidence of such payment.

         (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case, arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

         (c) Except as otherwise provided in this Section 2.17, each Loan Party shall indemnify each Lender, each Issuer and each Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Lender, such Issuer or such Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that such Loan Party shall not have any obligation under this clause (c) to any Lender, any Issuer or any Agent in respect of penalties, interest and other similar liabilities attributable to such indemnified Taxes or Other Taxes if such penalties, interest or other similar liabilities are caused by or result from the gross negligence or willful misconduct of the Person seeking indemnification under this clause (c), as determined by a court of competent jurisdiction in a final non-appealable judgment or order. This indemnification shall be made within 30 days after the date such Lender, such Issuer or such Agent (as the case may be) makes written demand therefor. Such written demand shall set forth in reasonable detail the amount of such indemnification and the calculation of such amount, and shall be presumed to be correct in the absence of manifest error.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party pursuant to this Section 2.17, the Borrower shall furnish to each Administrative Agent, at its address referred to in Section
11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof, or other evidence of such payment reasonably satisfactory to such Administrative Agent.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.17 shall survive the payment in full of the Obligations.

         (f) Prior to the Effective Date in the case of each Non-U.S. Lender that is a Lender on or prior to such date, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender or on the date a successor Issuer becomes an Issuer or on the date a successor Agent becomes the Agent in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the applicable Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide such Administrative Agent and the Borrower with two completed originals of each of the following, as applicable: (i) Form W-8ECI (claiming exemption from United States withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form, (ii) Form W-8BEN (claiming exemption from, or a reduction of, United States withholding tax under an income tax treaty) or any successor form, (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from United States withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance reasonably satisfactory to the applicable Administrative Agent to the effect that (1) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (2) is not a ten percent (10%) shareholder for purposes of Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person for purposes of
Section 881(c)(3)(C) of the Code or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Each Non-U.S. Lender shall also provide to each of the Borrower and the applicable Administrative Agent two completed copies of the relevant forms (or successor forms), certificates or documents described in clauses (i) through (iv) of the immediately preceding sentence on or before the date that the most recent form, certificate or document previously provided expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent form, certificate or document previously provided, certifying that such Non-U.S. Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments made under any Loan Document or to or for such Non-U.S. Lender, unless a change in law (including, without limitation, any change in treaty or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such documentation inapplicable or that would prevent such Non-U.S. Lender from duly completing and delivering any documentation with respect to it. Each Lender, each Agent and each Issuer that is a United States person as defined in Section 7701(a)(30) of the Code and that is not an "exempt recipient" (as defined in Treasury Regulations Section 1.6049-4(c)) with respect to which no withholding is required shall deliver, at the time(s) and in the manner(s) described above with respect to the other forms referenced in clauses (i)-(iv) of this clause
(f) above, to the Borrower and the Administrative Agents (as applicable) a properly completed and duly executed Form W-9 or any successor form, certifying that such person is exempt from United States backup withholding tax on payments made hereunder under the Loan Documents. Unless the Borrower and the applicable Administrative Agent have received, prior to making payment under any Loan Document to or for a Non-U.S. Lender, forms or other documents satisfactory to them indicating that payments under any Loan Document are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or such Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

         (g) Any Lender or Issuer claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender or such Issuer, be otherwise materially disadvantageous to such Lender or such Issuer.

         (h) For any period with respect to which a Lender or Issuer has failed to provide the Borrower or the applicable Administrative Agent with the appropriate form, certificate or document described in Section 2.17(f), such Lender or Issuer shall not be entitled to indemnification or increased amounts under Section 2.17(a) or Section 2.17(c) for any Taxes or Other Taxes imposed by the United States by reason of such failure.

         (i) If any Lender, Issuer or Agent determines in its sole discretion that it has actually received any refund of tax in connection with any deduction or withholding or payment of any additional amount by the Loan Parties pursuant to this Section 2.17 such Person shall reimburse the Borrower in an amount equal to such refund, after tax, and net of all expenses incurred by the such Person in connection with such refund. The Borrower shall return such amount to the applicable Person in the event that such Person is required to repay such refund of tax. Nothing contained in this paragraph shall interfere with the right of each of the Lenders, the Issuers and the Agents to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information or any computations relating to its tax affairs or to do anything that would prejudice its ability to benefit from other credits, relief, remissions or repayments to which it may be entitled.

         Section 2.18  Substitution of Lenders

         (a) In the event that (i)(A) any Lender makes a claim under Section 2.15(c) (Increased Costs) or Section 2.16 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurocurrency Rate Loan and such Lender notifies the Borrower pursuant to Section 2.15(d) (Illegality),
(C) the Borrower is required to make any payment pursuant to Section 2.17 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of clause
(i)(A), (B) and (C) above, Lenders holding at least 75% of the Revolving Credit Commitments and Lenders holding at least 75% of the Term Loan Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute any Lender and, if reasonably acceptable to the applicable Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clauses (i)(A), (B), (C) or (D) above by the Borrower to the applicable Administrative Agent and the Affected Lender that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims.

         (b) If the Substitution Notice was properly issued under this Section 2.18, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of a payment in an amount equal to its Ratable Portion of the Revolving Credit Outstandings and the applicable Term Loans, together with any other Obligations owing to it,
(ii) the receipt by the applicable Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

         (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.18, it shall execute and deliver to the applicable Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

         Section 2.19  Facility Increase

         (a) General. The Borrower may request, in writing, to increase the aggregate Revolving Credit Commitments by up to $25,000,000 (the "Facility Increase"); provided, however, that such increase will only become effective if
(i) the Borrower shall have given the Administrative Agents at least 5 Business Days' notice of its intention to effect a Facility Increase and the desired amount of such Facility Increase, (ii) at the time of and after giving effect to such increase, the Borrower is in pro forma compliance with the financial covenants set forth in Article V (Financial Covenants) hereof, (iii) no Default or Event of Default has occurred and is continuing, (iv) one or more Lenders agree to participate in such Facility Increase (or an Eligible Assignee or Eligible Assignees reasonably acceptable to the First Lien Agent, the Optional Currency Lenders and the Issuer agrees to accept the offer of such increase as provided below), (v) the conditions precedent to a Borrowing set forth in
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) are satisfied as of such date, and (vi) if requested by the First Lien Agent, an opinion of counsel to the Loan Parties in form and substance and from counsel satisfactory to the First Lien Agent and addressed to the Agents, the Issuers and the Lenders and addressing such matters as the First Lien Agent may reasonably request shall be delivered to the First Lien Agent.

         (b) Procedures. The Borrower shall have the right to offer such increase to (x) the existing Lenders, and each existing Lender will have the right, but not the obligation, to commit to all or a portion of the proposed increase or (y) other Eligible Assignees reasonably acceptable to the First Lien Agent and the Issuer, provided, however, that the minimum Revolving Credit Commitment of each such new Eligible Assignee accepting a Revolving Credit Commitment as part of such Facility Increase equals or exceeds $1,000,000, and such Lender or Eligible Assignee executes an assumption agreement (in form and substance reasonably satisfactory to the First Lien Agent) pursuant to which such Lender agrees to commit to all or a portion of such Facility Increase and, in the case of an Eligible Assignee, to be bound by the terms of this Agreement as a Lender. On the effective date provided for in such assumption agreement providing for a Facility Increase (each a "Facility Increase Effective Date"), the Revolving Credit Commitments will be increased by the amount committed to by each Lender or Eligible Assignee on the Facility Increase Effective Date. In the event there are Lenders and Eligible Assignees that have committed to a Facility Increase in excess of the maximum amount requested (or permitted), then the First Lien Agent shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, on whatever basis the First Lien Agent determines is appropriate in consultation with the Borrower.

         (c) Funding of Facility Increase. On each Facility Increase Effective Date, each Lender and Eligible Assignee providing a portion of the Facility Increase shall transfer immediately available funds to the First Lien Agent in an amount equal to its Ratable Portion (after giving effect to such Facility Increase) of outstanding Revolving Loans. The First Lien Agent shall distribute such amount ratably among the Revolving Lenders.

         (d) Number of Requests and Maximum Increase. The Borrower may make up to two requests for a Facility Increase; provided, however, that such requests are given on or prior to the ninetieth (90) day after the Effective Date; provided, further, that the aggregate amount of the Facility Increase effected pursuant to all such requests does not exceed $25,000,000.

                                  ARTICLE III

                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

         Section 3.1  Conditions Precedent to Initial Loans and Letters of
Credit

         This Agreement, including the obligation of each Lender to make the Loans requested to be made by it and the obligation of each Issuer to Issue Letters of Credit hereunder, shall not become effective until the date (the "Effective Date") on which each of the following conditions precedent is satisfied or duly waived in accordance with Section 11.1 (Amendments, Waivers, Etc.):

         (a) Certain Documents. The Administrative Agents shall have received on or prior to the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agents, in form and substance satisfactory to the Administrative Agents:

              (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

              (ii) the Acknowledgment and Consent, in the form attached hereto as Exhibit M (each, a "Lender Consent"), duly executed and delivered by the Requisite Revolving Credit Lenders and each Term Loan Lender;

              (iii) the Intercreditor Agreement, duly executed by each of the Administrative Agents, the Collateral Agent and the Loan Parties;

              (iv) the Guaranty, duly executed by each Guarantor;

              (v) the Pledge and Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following:

                  (A) evidence satisfactory to the Administrative Agents that, upon the filing and recording of instruments delivered on or prior to the Effective Date, the Collateral Agent shall have a valid and perfected first priority security interest for the benefit of the Senior Secured Parties and a second priority security interest for the benefit of the Junior Secured Parties, in the Collateral, including (x) such documents duly executed by each Loan Party as the Administrative Agents may request with respect to the perfection of its security interests in the Collateral (including patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Effective Date or are otherwise permitted hereunder;

                  (B) share certificates representing all of the certificated Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such share certificates executed in blank;

                  (C) all instruments representing Pledged Notes being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Collateral Agent or in blank;

                  (D) Deposit Account Control Agreements from all Deposit Account Banks; and

                  (E) Control Account Agreements from (1) all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and such each Guarantor and (2) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor;

              (vi) Mortgages for all of the Real Properties of the Loan Parties (except as may be agreed to by the Administrative Agents), together with
     (A) title insurance policies (or marked-up unconditional binders for such insurance or other evidence acceptable to the Administrative Agents proving ownership thereof), satisfactory in form and substance to the Administrative Agents, in their sole discretion, (B) evidence that the recording of counterparts of such Mortgages in the recording offices specified in such Mortgages will create a valid and enforceable first priority lien on property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) and (C) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel satisfactory to the Administrative Agents;

              (vii) a favorable opinion of (A) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Loan Parties, in substantially the form of Exhibit G (Form of Opinion of Counsel for the Loan Parties), (B) counsels to the Loan Parties set forth on Schedule 3.1(a)(v), in each case, addressed to the Administrative Agents, the Collateral Agent and the Lenders and addressing such other matters as any Lender through the First Lien Agent may reasonably request and (C) counsel to the Administrative Agents as to the enforceability of this Agreement and the other Loan Documents to be executed on the Effective Date;

              (viii) a certificate dated as of a recent date from the Secretary of State of the state of organization of each Loan Party attesting to the good standing of each such Loan Party;

              (ix) (A) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each of Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC, certified as of a recent date by the Secretary of State of Delaware and (B) a certificate of the Secretary or an Assistant Secretary of each of Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC certifying (1) the by-laws (or equivalent Constituent Document) of each of Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC as in effect on the date of such certification, (2) the resolutions of each of Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which each of Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC is a party and (C) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of each of Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International
     - Akron, LLC from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (A) above;

              (x) a certificate of the Secretary or an Assistant Secretary of each of the Borrower, Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC certifying the names and true signatures of each officer of each of the Borrower, Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC who has been authorized to execute and deliver this Agreement and any Loan Document or other document required hereunder to be executed and delivered by or on behalf of each of the Borrower, Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC;

              (xi) a certificate of the Secretary or an Assistant Secretary of each Loan Party (other than Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC) certifying (A) for each Loan Party (other than the Borrower, Hayes Lemmerz International - Hub and Drum, LLC and Hayes Lemmerz International - Akron, LLC) that each officer of such Loan Party who has been authorized to execute and deliver the Existing Credit Agreement or, as the case may be, the Guaranty is authorized to execute this Agreement and each other Loan Document executed in connection herewith, (B) that there have been no changes (other than as may be attached to such certificate of the Secretary or Assistant Secretary) to the certificate of incorporation or by-laws (or, in each case, equivalent Constituent Document) from the certificate of incorporation or by-laws (or, in each case, equivalent Constituent Document) delivered pursuant to the Existing Credit Agreement on the Closing Date and (C) that the resolutions of such Loan Party's Board of Directors (or equivalent governing body) delivered pursuant to the Existing Credit Agreement on the Closing Date approving and authorizing the execution, delivery and performance of the Existing Credit Agreement or the other Loan Documents to which it is a party remain in full force and effect and have not been amended, supplemented or modified in any way and authorize the execution of this Agreement and the Loan Documents executed in accordance herewith;

              (xii) a certificate of a Responsible Officer of the Borrower, stating that each Loan Party is Solvent, in each case, after giving effect to the Loans and Letters of Credit requested to be made on the Effective Date, the application of the proceeds thereof in accordance with Section
     7.9 (Application of Proceeds) and the payment of all estimated legal, accounting and other fees related hereto and thereto;

              (xiii) a certificate of a Responsible Officer to the effect that
     (A) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied and (B) no litigation not listed on Schedule 4.7 (Litigation) shall have been commenced against any Loan Party or any of its Subsidiaries that, if adversely determined, would have a Material Adverse Effect;

              (xiv) evidence that the insurance policies required by Section
     7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee under material insurance policies to be maintained with respect to the properties of Holdings, the Parent, the Borrower and its Subsidiaries; and

              (xv) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the applicable Administrative Agent may reasonably request.

         (b) Prepayment of Term B Loans. Concurrently herewith, the Borrower shall have paid to the First Lien Agent, for the account of the Term B Lenders, an amount equal to 50% of the aggregate proceeds of the Term C Loans, net of the aggregate amount paid on the Effective Date under Section 3.1(c), for an optional prepayment of the Term B Loans in accordance with Section 2.9(b) (Optional Prepayments).

         (c) Fee and Expenses Paid. There shall have been paid to the Administrative Agents, for the account of the Administrative Agents, the Collateral Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date (including all such fees described in the Fee Letters).

         (d) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents and the Related Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

         (e) Intercompany Loans. Each Foreign Subsidiary of the Borrower shall have satisfied each of the conditions precedent set forth on Schedule 8.3(f).

         Section 3.2  Conditions Precedent to Each Loan and Letter of Credit

         The obligation of each Lender on any date (including the Effective
Date) to make any Loan and of each Issuer on any date (including the Effective
Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

         (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the applicable Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the First Lien Agent and the Issuer shall have received a duly executed Letter of Credit Request.

         (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

              (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

              (ii) no Default or Event of Default shall have occurred and be continuing.

         (c) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

         (d) Additional Matters. The Administrative Agents shall have received such additional documents, information and materials as the Administrative Agents may reasonably request.

Each submission by the Borrower to any Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

         Section 3.3  Determinations of Initial Borrowing Conditions

         For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the applicable Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing or Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the applicable Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders, the Issuers, the Administrative Agents and the Collateral Agent to enter into this Agreement, each of Holdings and the Borrower represents and warrants each of the following to the Lenders, the Issuers, the Administrative Agents and the Collateral Agent, on and as of the Effective Date and the making of the Loans and the other financial accommodations on the Effective Date and on and as of each date as required by
Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

         Section 4.1  Corporate Existence; Compliance with Law

         Each of Holdings, the Borrower and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect,
(c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted,
(d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.

         Section 4.2  Corporate Power; Authorization; Enforceable Obligations

         (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

              (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

              (ii) have been or, at the time of delivery thereof pursuant to
     Article III (Conditions To Loans And Letters Of Credit) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

              (iii) do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

              (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agents pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings
     (if any) required to perfect the Liens created by the Collateral
     Documents.

         (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         (c) The execution, delivery and performance by each Intercompany Loan Party of the Intercompany Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

              (i) are within such Intercompany Loan Party's corporate, limited liability company, partnership or other powers;

              (ii) have been or, at the time of delivery thereof will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

              (iii) do not and will not (A) contravene such Intercompany Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Intercompany Loan Party, or any order or decree of any Governmental Authority or arbitrator applicable to such Intercompany Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Intercompany Loan Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Intercompany Loan Party or any of its Subsidiaries, other than those in favor of Intercompany Lenders pursuant to the Intercompany Collateral Documents; and

              (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agents pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Effective Date will be in full force and effect.

         (d) Each of the Intercompany Loan Documents will have been, upon delivery pursuant to the terms of this Agreement, duly executed and delivered by each Intercompany Loan Party party thereto. The Intercompany Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Intercompany Loan Party party thereto, enforceable against such Intercompany Loan Party in accordance with its terms.

         Section 4.3  Ownership; Subsidiaries

         (a) As of the Effective Date, the authorized capital stock of Holdings consists of 100,000,000 shares of common stock, $0.01 par value per share, of which 37,265,962 shares are issued and outstanding. All of the outstanding capital stock of Holdings has been validly issued, is fully paid and non-assessable. Except as contemplated by the Plan of Reorganization, no Stock of the Holdings or the Parent is subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings to which the Parent is a party with respect to the voting, sale or transfer of any shares of Stock of the Parent or any agreement restricting the transfer or hypothecation of any such shares.

         (b) As of the Effective Date, (i) the authorized capital stock of the Borrower consists of 600,000 shares of common stock, $0.01 par value per share, of which 590,000 shares are issued and outstanding and 100,000 shares of Series A Preferred Stock, $1.00 par value per share, of which 100,000 shares are issued and outstanding and (ii) the authorized capital stock of the Parent consists of 1,000 shares of common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by the Parent, and all of the outstanding capital stock of the Parent has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by Holdings, in each case, free and clear of all Liens other than the Lien in favor of the Secured Parties created by the Pledge and Security Agreement. No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right, except as set forth in the Certificate of Designations for the Series A Preferred Stock in effect on the Effective Date. There are no agreements or understandings to which the Borrower, is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares.

         (c) Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Effective Date, all Subsidiaries of Holdings and the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary of Holdings is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (in the case of the Loan Parties, other than the Liens in favor of the Secured Parties created pursuant to the Pledge and Security Agreement and, in the case of all other Subsidiaries of the Borrower, other than the Liens created pursuant to the Intercompany Pledge and Security Agreements), options, warrants, rights of conversion or purchase or any similar rights. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents and the Intercompany Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments).

         (d) The Dormant Subsidiaries conduct no business and have no material assets.

         Section 4.4  Financial Statements

         (a) The Consolidated balance sheet of the Borrower and its Subsidiaries as at January 31, 2003, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by KPMG, LLP, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates in conformity with GAAP.

         (b) Neither Holdings, the Borrower nor any of their respective Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

         (c) The Projections, a copy of which was delivered to the First Lien Agent on the Closing Date, were prepared by the Borrower in light of the past operations of its business, and reflect projections for the six year period beginning on the Closing Date on a Fiscal Quarter by Fiscal Quarter basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

         (d) The unaudited pro forma Consolidated balance sheet of the Borrower and its Subsidiaries, a copy of which was delivered to each Lender in connection with the Existing Credit Agreement, (i) was prepared as of April 30, 2003, (ii) reflects as of such date, on a pro forma basis after giving effect to the initial Loans and Letters of Credit under the Existing Credit Agreement, the Consolidated financial condition of the Borrower and its Subsidiaries and
(iii) the assumptions expressed therein are reasonable based on the information available to the Borrower at the time so furnished.

         Section 4.5  Material Adverse Change

         Since January 31, 2003, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

         Section 4.6  Solvency

         After giving effect to (a) the Loans and Letter of Credit Obligations and Intercompany Loans to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested, and Intercompany Loans permitted, hereunder are made or extended, (b) the disbursement of the proceeds of such Loans or Intercompany Loans pursuant to the instructions of the Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, each of the Loan Parties and their Subsidiaries is Solvent.

         Section 4.7  Litigation

         Except as set forth on Schedule 4.7 (Litigation), there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not have a Material Adverse Effect. The performance of any action by any Loan Party or any other Subsidiary of the Borrower required or contemplated by any Loan Document, any Related Document or any Intercompany Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

         Section 4.8  Taxes

         (a) Except as set forth on Schedule 4.8 (Taxes), all federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.8 (Taxes), no Tax Return of the Borrower or any of its Tax Affiliates is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Except as set forth on Schedule 4.8 (Taxes), proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and material compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

         (b) Except as set forth on Schedule 4.8 (Taxes), none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agents have received a copy prior to the Effective Date or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

         Section 4.9  Full Disclosure

         (a) The information prepared or furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with any Loan Document, the Related Documents or the Intercompany Loan Documents or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading taken as a whole in light of the circumstances in which made.

         (b) The Borrower has delivered to each Lender a true, complete and correct copy of each Disclosure Document. The Disclosure Documents comply as to form in all material respects with all applicable requirements of all applicable state and Federal securities laws.

         Section 4.10  Margin Regulations

         No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan or Intercompany Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

         Section 4.11  No Burdensome Restrictions; No Defaults

         (a) No Loan Party and none of their respective Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

         (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

         (c) No Default or Event of Default has occurred and is continuing.

         (d) To the best knowledge of the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

         Section 4.12  Investment Company Act; Public Utility Holding Company
Act

         Neither Holdings nor the Borrower nor any of their respective Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

         Section 4.13  Use of Proceeds

         The proceeds of the Loans and the Letters of Credit, other than any proceeds of the Term C Loans used pursuant to Section 3.1(b) (Conditions Precedent to Initial Loans and Letters of Credit), are being used by the Borrower solely (a) to pay costs, fees and expenses related to the execution and delivery of this Agreement and the consummation of the transactions contemplated under the Loan Documents, (b) to provide working capital from time to time for the Borrower and its Subsidiaries and (c) for other general corporate purposes.

         Section 4.14  Insurance

         All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.

         Section 4.15  Labor Matters

         (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

         (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened, against or involving the Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

         (c) Except as set forth on Schedule 4.15 (Labor Matters), as of the Effective Date, there is no collective bargaining agreement covering any employee of the Borrower or its Subsidiaries.

         (d) Schedule 4.15 (Labor Matters) sets forth as of the Effective Date, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

         Section 4.16  ERISA

         (a) Schedule 4.16(a) (List of Plans) separately identifies as of the Effective Date all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrower or any of its Domestic Subsidiaries has any obligation or liability, contingent or otherwise.

         (b) Each employee benefit plan of the Borrower or any of its Domestic Subsidiaries intended to qualify under Section 401 of the Code has received a determination letter from the IRS stating that it is so qualified and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, and no event has occurred since the date of such determination that would adversely affect such determination, except where such failures, in the aggregate, would not have a Material Adverse Effect.

         (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that, in the aggregate, would not have a Material Adverse Effect.

         (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.

         (e) Except to the extent set forth on Schedule 4.16(a) (List of Plans), none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the Effective Date from any Multiemployer Plan.

         Section 4.17  Environmental Matters

         (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect.

         (b) None of the Borrower or any of its Subsidiaries or any real property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to result in the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect.

         (c) None of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the regulations thereunder or any state analog.

         (d) To the knowledge of the Borrower and its Subsidiaries, there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of real property owned, operated or leased by the Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not have a reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect.

         (e) As of the Effective Date, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

         (f) The Borrower and each of its Subsidiaries have made available to the Lenders copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower or any of its Subsidiaries or any real property of any of them that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

         (g) This Section 4.17 represents the sole and exclusive representations and warranties regarding environmental, health and safety matters.

         Section 4.18  Intellectual Property

         The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, trade secrets and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary for or used in the operations of their respective businesses without infringement upon or conflict with the rights of any other Person with respect thereto, except as would not have a Material Adverse Effect,. There is no claim or litigation pending or threatened in writing and, to the knowledge of the Borrower, there is no claim or litigation likely to be asserted regarding any of the foregoing.

         Section 4.19  Title; Real Property

         (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all real property and good title to all personal property, in each case, that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such real or personal properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.). The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all material property.

         (b) All Permits required to have been issued, used or necessary to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

         (c) None of the Borrower or any of its Subsidiaries has received any written notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

         Section 4.20  Related Documents

         (a) The execution, delivery and performance by each Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Loan Party:

              (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

              (ii) at the Closing Date, were duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

              (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate, would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries; and

              (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Effective Date, each of which will be in full force and effect on the Effective Date, none of which will on the Effective Date impose materially adverse conditions upon the exercise of control by Holdings over the Borrower or by the Borrower over any of its Subsidiaries and (B) in the aggregate, if not obtained, would not have a Material Adverse Effect.

         (b) Each of the Related Documents has been duly executed and delivered by each Loan Party party thereto and is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         (c) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except, in each case, to the extent permitted by Section 8.12 (Modification of Related Documents), and each of the representations and warranties therein are true and correct in all material respects and no default or event that, with the giving of notice or lapse of time or both, would be a default has occurred thereunder.

         (d) The Obligations constitute "Senior Indebtedness" as defined in the Indenture.

         Section 4.21 Non Emerging Subsidiaries. The book value of the assets of the Non Emerging Subsidiaries as of the Effective Date does not exceed $30,000,000 and the Non Emerging Subsidiaries do not own, directly or indirectly, any of the capital stock of any Foreign Subsidiary other than approximately 9% of the capital stock of Hayes Lemmerz Konigswinter GmbH or Hayes Lemmerz Werke GmbH and its Subsidiaries.

                                   ARTICLE V

                              FINANCIAL COVENANTS

         Section 5.1  First Lien Financial Covenants

         As long as any Obligation or any Commitment remains outstanding under the Revolving Credit Facility or the Term B Facility and except to the extent otherwise permitted or consented in writing by the Requisite First Lien Lenders, the Borrower agrees to each of the following covenants:

         (a) Maximum Leverage Ratio. The Borrower shall maintain, on each day of each Fiscal Quarter set forth below, a Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

--------------------------------------- ---------------------------
        FISCAL QUARTER ENDING             MAXIMUM LEVERAGE RATIO
--------------------------------------- ---------------------------
           January 31, 2005                     3.50 to 1
--------------------------------------- ---------------------------
            April 30, 2005                      5.20 to 1
--------------------------------------- ---------------------------
            July 31, 2005                       5.20 to 1
--------------------------------------- ---------------------------
           October 31, 2005                     5.00 to 1
--------------------------------------- ---------------------------
           January 31, 2006                     4.75 to 1
--------------------------------------- ---------------------------
            April 30, 2006                      4.75 to 1
--------------------------------------- ---------------------------
            July 31, 2006                       4.50 to 1
--------------------------------------- ---------------------------
           October 31, 2006                     4.25 to 1
--------------------------------------- ---------------------------
           January 31, 2007                     3.75 to 1
--------------------------------------- ---------------------------
            April 30, 2007                      3.50 to 1
--------------------------------------- ---------------------------
            July 31, 2007                       3.50 to 1
--------------------------------------- ---------------------------
           October 31, 2007                     3.25 to 1
--------------------------------------- ---------------------------
   January 31, 2008 and thereafter              3.00 to 1
--------------------------------------- ---------------------------

         (b) Minimum Interest Coverage Ratio. The Borrower shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

--------------------------------------- ---------------------------
        FISCAL QUARTER ENDING           MINIMUM INTEREST COVERAGE
                                                  RATIO
--------------------------------------- ---------------------------
            April 30, 2005                      2.50 to 1
--------------------------------------- ---------------------------
            July 31, 2005                       2.50 to 1
--------------------------------------- ---------------------------
           October 31, 2005                     2.50 to 1
--------------------------------------- ---------------------------
           January 31, 2006                     2.50 to 1
--------------------------------------- ---------------------------
            April 30, 2006                      3.00 to 1
--------------------------------------- ---------------------------
            July 31, 2006                       3.00 to 1
--------------------------------------- ---------------------------
           October 31, 2006                     3.00 to 1
--------------------------------------- ---------------------------
           January 31, 2007                     3.00 to 1
--------------------------------------- ---------------------------
            April 30, 2007                      3.25 to 1
--------------------------------------- ---------------------------
            July 31, 2007                       3.25 to 1
--------------------------------------- ---------------------------
           October 31, 2007                     3.25 to 1
--------------------------------------- ---------------------------
   January 31, 2008 and thereafter              3.50 to 1
--------------------------------------- ---------------------------

         (c) Minimum Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

--------------------------------------- ---------------------------
        FISCAL QUARTER ENDING              MINIMUM FIXED CHARGE
                                              COVERAGE RATIO
--------------------------------------- ---------------------------
           January 31, 2007                     1.10 to 1
--------------------------------------- ---------------------------
            April 30, 2007                      1.15 to 1
--------------------------------------- ---------------------------
            July 31, 2007                       1.15 to 1
--------------------------------------- ---------------------------
           October 31, 2007                     1.25 to 1
--------------------------------------- ---------------------------
           January 31, 2008                     1.25 to 1
--------------------------------------- ---------------------------
            April 30, 2008                      1.50 to 1
--------------------------------------- ---------------------------
            July 31, 2008                       1.50 to 1
--------------------------------------- ---------------------------
           October 31, 2008                     1.50 to 1
--------------------------------------- ---------------------------
           January 31, 2009                     1.50 to 1
--------------------------------------- ---------------------------
    April 30, 2009 and thereafter               1.75 to 1
--------------------------------------- ---------------------------

         (d) Capital Expenditures. The Borrower shall not make or incur, or permit to be made or incurred, Capital Expenditures (excluding Capital Expenditures funded with up to 50% of the proceeds of a Specified Asset Sale constituting a Reinvestment Event) during any Fiscal Year (other than the Fiscal Year ended January 31, 2005) in excess of $140,000,000 in the aggregate, provided, however, that the amount of aggregate Capital Expenditures made or committed to be made during the Fiscal Year ending January 31, 2006 shall not exceed the sum of $140,000,000 (plus the amount of any carryover permitted under this Section 5.1(d)) minus the amount of aggregate Capital Expenditures made or committed to be made during the Fiscal Year ended January 31, 2005 in excess of $140,000,000 (plus the amount of any carryover permitted under this Section 5.1(d)); provided, further, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), 50% of the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year. Notwithstanding anything in this Section 5.1(d) to the contrary, (i) Capital Expenditures funded with the Net Cash Proceeds of a Property Loss Event, to the extent such Net Cash Proceeds are not required to prepay the loans pursuant to Section 2.10 (Mandatory Prepayments), will not be included in the calculation of Capital Expenditures for purposes of this Section 5.1(d), and (ii) if all or a portion of amounts payable in connection with a Permitted Acquisition is classified as a Capital Expenditure under GAAP, the amount so classified will not be included in the calculation of Capital Expenditures for purposes of this Section 5.1(d).

         Section 5.2  Second Lien Financial Covenants

         As long as any Obligation or any Commitment remains outstanding under the Term C Facility and except to the extent otherwise permitted or consented in writing by the Requisite Term C Lenders and the Borrower agrees to each of the following covenants:

         (a) Maximum Leverage Ratio. The Borrower shall maintain, on each day of each Fiscal Quarter set forth below, a Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

--------------------------------------- ---------------------------
        FISCAL QUARTER ENDING             MAXIMUM LEVERAGE RATIO
--------------------------------------- ---------------------------
            April 30, 2005                      5.75 to 1
--------------------------------------- ---------------------------
            July 31, 2005                       5.75 to 1
--------------------------------------- ---------------------------
           October 31, 2005                     5.50 to 1
--------------------------------------- ---------------------------
           January 31, 2006                     5.25 to 1
--------------------------------------- ---------------------------
            April 30, 2006                      5.25 to 1
--------------------------------------- ---------------------------
            July 31, 2006                       5.00 to 1
--------------------------------------- ---------------------------
           October 31, 2006                     4.75 to 1
--------------------------------------- ---------------------------
           January 31, 2007                     4.25 to 1
--------------------------------------- ---------------------------
            April 30, 2007                      4.00 to 1
--------------------------------------- ---------------------------
            July 31, 2007                       4.00 to 1
--------------------------------------- ---------------------------
           October 31, 2007                     3.75 to 1
--------------------------------------- ---------------------------
   January 31, 2008 and thereafter              3.50 to 1
--------------------------------------- ---------------------------

         (b) Minimum Interest Coverage Ratio. The Borrower shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

--------------------------------------- ---------------------------
        FISCAL QUARTER ENDING           MINIMUM INTEREST COVERAGE
                                                  RATIO
--------------------------------------- ---------------------------
            April 30, 2005                      2.20 to 1
--------------------------------------- ---------------------------
            July 31, 2005                       2.20 to 1
--------------------------------------- ---------------------------
           October 31, 2005                     2.20 to 1
--------------------------------------- ---------------------------
           January 31, 2006                     2.20 to 1
--------------------------------------- ---------------------------
            April 30, 2006                      2.70 to 1
--------------------------------------- ---------------------------
            July 31, 2006                       2.70 to 1
--------------------------------------- ---------------------------
           October 31, 2006                     2.70 to 1
--------------------------------------- ---------------------------
           January 31, 2007                     2.70 to 1
--------------------------------------- ---------------------------
            April 30, 2007                      3.00 to 1
--------------------------------------- ---------------------------
            July 31, 2007                       3.00 to 1
--------------------------------------- ---------------------------
           October 31, 2007                     3.00 to 1
--------------------------------------- ---------------------------
   January 31, 2008 and thereafter              3.10 to 1
--------------------------------------- ---------------------------

                                  ARTICLE VI

                              REPORTING COVENANTS

         Each of the Borrower and Holdings agrees with the Lenders, the Administrative Agents and the Collateral Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

         Section 6.1 Financial Statements

         The Borrower shall furnish to the Administrative Agents (with sufficient copies for each of the Lenders, which the Administrative Agents shall provide to the applicable Lenders) each of the following:

         (a) Monthly Reports. In the event the Leverage Ratio of the Borrower is 2.25 to 1.0 or higher, within 30 days after the end of each fiscal month that is not the last month of any Fiscal Quarter in each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (f) below for the current Fiscal Year, in each case, certified by a Responsible Officer of the Borrower in a certificate substantially in the form of Exhibit J as fairly presenting the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

         (b) Quarterly Reports. On or prior to the date on which Holdings is required to file a form 10-Q pursuant to SOXA, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections or, if applicable, the latest business plan provided pursuant to clause (f) below for the current Fiscal Year, in each case, certified by a Responsible Officer of the Borrower as fairly presenting the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

         (c) Annual Reports. On or prior to the date on which Holdings is required to file a form 10-K pursuant to SOXA, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower's Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower's Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Borrower's Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

         (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (b) or (c) above, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio and demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto.

         (e) Corporate Chart and Other Collateral Updates. Within five Business Days after any material change has occurred with respect thereto, a corporate organizational chart or other equivalent document, current as of the date of receipt of such chart by the Administrative Agents, in form and substance reasonably acceptable to the Administrative Agents and certified as true, correct and complete by a Responsible Officer of the Borrower, setting forth, for each Person that is a Loan Party, that is subject to Section 7.11 (Additional Collateral and Guaranties) or that is a Subsidiary or Affiliate of any of them, (A) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (B) the jurisdiction of organization and organizational number (if any) of such Person, (C) the location of such Person's chief executive office (or sole place of business) and (D) the number of shares of each class of such Person's Stock authorized (if applicable), the number outstanding as of the date of delivery, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by any Loan Party. The reporting requirements set forth in this clause (e) are in addition to, and do not replace or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (e) shall not operate to update any Schedule hereto or any schedule to any other Loan Document and shall not cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.

         (f) Business Plan. Not later than 45 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, a budget of the Borrower for each month in the next succeeding Fiscal Year and, not later than December 15 of each Fiscal Year, forecasts prepared by management of the Borrower for the current and each of the succeeding Fiscal Years through the Fiscal Year in which the Term C Maturity Date is scheduled to occur, including, with respect to the forecasts,
(x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.

         (g) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including the Borrower's Accountants).

         (h) Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clause (b) above, a summary of the outstanding balance of all intercompany Indebtedness (including the Intercompany Loans) as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer.

         Section 6.2  Default Notices

         As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agents notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day. Upon the request of any Lender (which may be a one time request) the applicable Administrative Agent shall forward a copy of all such written notices to such Lender.

         Section 6.3  Litigation

         Promptly after the commencement thereof, the Borrower shall give the Administrative Agents written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries that is reasonably likely to be adversely determined and (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Borrower, exposes the Borrower or such Subsidiary to liability in an amount aggregating $500,000 or more or that, if adversely determined, would have a Material Adverse Effect.

         Section 6.4  Asset Sales

         Prior to any Asset Sale anticipated to generate in excess of $10,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Borrower shall send the Administrative Agents a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

         Section 6.5  Notices under Related Documents

         Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agents copies of all material notices, certificates or reports delivered pursuant to, or in connection with, any Related Document.

         Section 6.6  SEC Filings; Press Releases

         Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agents copies of (a) all reports that Holdings sends to its security holders generally, (b) all reports and registration statements that Holdings or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public or any other creditor.

         Section 6.7  Labor Relations

         Promptly after becoming aware of the same, the Borrower shall give the Administrative Agents written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

         Section 6.8  Tax Returns

         Upon the request of any Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

         Section 6.9  Insurance

         As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Agents with (a) a report in form and substance satisfactory to the Administrative Agents outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and confirming that the Collateral Agent, on behalf of the Secured Parties, has been named as loss payee or additional insured, as applicable.

         Section 6.10  ERISA Matters

         The Borrower shall furnish the Administrative Agents each of the following:

         (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

         (b) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

         (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

         Section 6.11  Environmental Matters

         The Borrower shall provide the Administrative Agents promptly and in any event within 10 days after the Borrower or any of its Subsidiaries learns of any of the following, written notice of each of the following. Upon the request of any Lender (which may be a one time request) the applicable Administrative Agent shall forward a copy of all such written notices to such Lender.

         (a) a claim that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject the Borrower or any such Subsidiary to Environmental Liabilities and Costs of $1,000,000 or more individually or $5,000,000 or more in the aggregate in any Fiscal Year;

         (b) the receipt by the Borrower or any of its Subsidiaries of notification that any real or personal property of the Borrower or any such Subsidiary is or is reasonably likely to be subject to any Environmental Lien;

         (c) the receipt by the Borrower or any of its Subsidiaries of any notice of violation of or potential liability under, or knowledge by the Borrower or any such Subsidiary that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Borrower and/or such Subsidiaries collectively to Environmental Liabilities and Costs of $1,000,000 or more individually or $5,000,000 or more in the aggregate in any Fiscal Year;

         (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, if adversely determined, would have a reasonable likelihood of subjecting the Borrower or any of its Subsidiaries collectively to Environmental Liabilities and Costs of $1,000,000 or more individually or $5,000,000 or more in the aggregate in any Fiscal Year;

         (e) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by the Borrower or any of its Subsidiaries other than those the consequences of which, in the aggregate, would not have a reasonable likelihood of subjecting the Borrower or any of its Subsidiaries collectively to Environmental Liabilities and Costs of $1,000,000 or more individually or $5,000,000 or more in the aggregate in any Fiscal Year;

         (f) any proposed action by the Borrower or any of its Subsidiaries or any change in Environmental Laws that, has a reasonable likelihood of requiring the Borrower or any of its Subsidiaries to make additional capital improvements to obtain compliance with Environmental Laws that would cost $1,000,000 or more individually or $5,000,000 or more in the aggregate in any Fiscal Year or subject the Borrower or any of its Subsidiaries to additional Environmental Liabilities and Costs of $1,000,000 or more individually or $5,000,000 or more in the aggregate in any Fiscal Year; and

         (g) upon written request by any Lender through the applicable Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

         Section 6.12  Customer Contracts

         Promptly after becoming aware of the same, the Borrower shall give the Administrative Agents written notice of any cancellation, termination or loss of any Contractual Obligation or other customer arrangement, from which the aggregate actual or projected revenues of the Borrower and its Subsidiaries for the then current Fiscal Year exceed $50,000,000.

         Section 6.13  Other Information

         The Borrower shall provide the Administrative Agents with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Administrative Agents may from time to time reasonably request.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         Each of the Borrower and Holdings agrees with the Lenders, the Administrative Agents and the Collateral Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

         Section 7.1  Preservation of Corporate Existence, Etc.

         The Borrower and Holdings shall, and shall cause each of their respective Subsidiaries to, preserve and maintain their legal existence, rights (charter and statutory) and franchises, except as permitted by Sections
8.3 (Investments) and 8.4 (Sale of Assets). Notwithstanding the foregoing, the Borrower may dissolve, or cause to be dissolved, any wholly-owned Subsidiary that is not actively operating, so long as the dissolution or liquidation of such Subsidiary shall not have an adverse effect on the business of the Borrower and its Subsidiaries or the Liens of the Collateral Agent or the Collateral (other than the Liens of the Collateral Agent on the Stock of such wholly-owned Subsidiary that is dissolved).

         Section 7.2  Compliance with Laws, Etc.

         The Borrower and Holdings shall, and shall cause each of their respective Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

Section 7.3       Conduct of Business

                  The Borrower and Holdings shall, and shall cause each of their respective Subsidiaries to, (a) conduct their business in the ordinary course and (b) use their reasonable efforts, in the ordinary course and consistent with past practice, to preserve their business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower, Holdings or any of their respective Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

         Section 7.4  Payment of Taxes, Etc.

         The Borrower and Holdings shall, and shall cause each of their respective Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower, Holdings or the appropriate Subsidiary in conformity with GAAP.

         Section 7.5  Maintenance of Insurance

         The Borrower and Holdings shall (a) maintain for themselves, and cause to be maintained for each of their respective Subsidiaries, insurance with the Captive Insurance Subsidiary and with responsible and reputable insurance or reinsurance companies or associations (as applicable) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, Holdings or such Subsidiary operates and, in any event, all insurance required by any of the Collateral Documents or the Intercompany Collateral Documents and (b) cause all such insurance (other than insurance maintained by and for any Subsidiary that is a Securitization SPV) which is material (and, if applicable, reinsurance) to the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to each Agent.

         Section 7.6  Access

         The Borrower and Holdings shall from time to time permit the Administrative Agents and the Lenders, or any agents or representatives thereof (upon two Business Days' prior written notification for the same and at reasonable times, except that, during the continuance of an Event of Default, such restrictions shall not be applicable) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower, Holdings and each of their respective Subsidiaries, (b) visit the properties of the Borrower, Holdings and each of their respective Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower, Holdings and each of their respective Subsidiaries with any of their respective officers or directors and
(d) communicate directly with any of their independent certified public accountants (including the Borrower's Accountants); provided, however, that the Borrower shall have the right to be present at any such communication. The Borrower and Holdings shall authorize their independent certified public accountants (including the Borrower's Accountants) to disclose to the Administrative Agents or any Lender any and all financial statements and other information of any kind, as the Administrative Agents, the Collateral Agent or any Lender reasonably requests from the Borrower or Holdings and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower, Holdings or any of their respective Subsidiaries.

         Section 7.7  Keeping of Books

         The Borrower and Holdings shall, and shall cause each of their Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower, Holdings and each such Subsidiary.

         Section 7.8  Maintenance of Properties, Etc.

         The Borrower and Holdings shall, and shall cause each of their respective Subsidiaries to, maintain and preserve (a) in good working order and condition all of their properties necessary in the conduct of their business,
(b) all rights, permits, licenses, approvals and privileges (including all Permits) used or necessary in the conduct of their business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to their business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.

         Section 7.9  Application of Proceeds

         The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

         Section 7.10  Environmental

         The Borrower and Holdings shall, and shall cause all of their respective Subsidiaries to, comply in all material respects with Environmental Laws.

         Section 7.11  Additional Collateral and Guaranties

         To the extent not delivered to the Administrative Agents or the Collateral Agent on or before the Effective Date, the Borrower and Holdings agree to do promptly each of the following:

         (a) execute and deliver, and cause its Subsidiaries to execute and deliver, to the Collateral Agent and the Administrative Agents such supplements, amendments and joinders to the Collateral Documents as the Administrative Agents deem necessary or advisable in order to grant to the Collateral Agent (i) for the benefit of the Senior Secured Parties, a perfected first priority security interest and (ii) for the benefit of the Junior Secured Parties, a perfected second priority security interest in the Stock and Stock Equivalents and other debt Securities that are owned or held by any Loan Party or any Subsidiary thereof and required to be pledged to the Collateral Agent; provided, however, that, unless otherwise agreed by the Borrower and the Administrative Agents, in no event shall such Loan Party or such Subsidiary be required to pledge in excess of 65% of the outstanding Voting Stock of any direct Subsidiary of the Borrower or Subsidiary Guarantor that is not a Domestic Subsidiary or, unless such Stock is otherwise held by the Borrower or any other Subsidiary Guarantor, any of the Stock of any Subsidiary of such direct Subsidiary; and provided, further, that, unless otherwise agreed by the Borrower and the Administrative Agents, in no event shall any Subsidiary of any Loan Party that is not a Domestic Subsidiary be required to guaranty the payment of the Obligations or grant a security interest in any of its assets to secure the Secured Obligations;

         (b) deliver to the Collateral Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (i) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of such certificated debt Securities, endorsed in blank, in each case, executed and delivered by a Responsible Officer of such Loan Party or such Subsidiary thereof, as the case may be;

         (c) in the case of any Domestic Subsidiary of any Loan Party (other than HLI Europe LLC, U.S. LLC, HLI Netherlands Holdings, Inc., any Subsidiary that is a Securitization SPV and the Captive Insurance Subsidiary and as otherwise agreed by the Administrative Agents), cause such Subsidiary (i) to execute a supplement, amendment or joinder or otherwise become a party to the Guaranty and the applicable Collateral Documents and (ii) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agents or the Collateral Agent; and

         (d) in the case of any Foreign Subsidiary of any Loan Party (other than Dutch FinCo, any Class IV Foreign Subsidiary and as otherwise agreed by the Administrative Agents), cause such Subsidiary (i) to execute a supplement, amendment or joinder or otherwise become a party to an Intercompany Guaranty and the applicable Intercompany Collateral Documents and (ii) to take such actions necessary or advisable to grant to the applicable Intercompany Lender and the beneficiary of the Intercompany Guaranty a perfected security interest in the Intercompany Collateral described in the Intercompany Collateral Documents with respect to such Subsidiary, including any filings or recordings in such jurisdictions as may be required by the Intercompany Collateral Documents or by law or as may be reasonably requested by the Administrative Agents; and

         (e) if requested by the Administrative Agents, deliver to the Administrative Agents and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agents.

         Section 7.12  Exchange Rate Fluctuations

         The Borrower shall use its reasonable best efforts, including the implementation and maintenance of internal controls to monitor the Loans and Letters of Credit hereunder, (a) to prevent the aggregate Revolving Credit Outstandings from exceeding the Available Credit at any time solely by reason of fluctuations in exchange rates and (b) to promptly identify and remedy any such circumstance.

         Section 7.13  Post-Closing Covenants

         The Borrower shall comply with the terms and conditions set forth on
Schedule 7.13.

         Section 7.14  Classification of Jurisdictions

         The Borrower shall promptly notify the Administrative Agents in writing of the creation or acquisition of any Foreign Subsidiary which is not a Classified Subsidiary. The First Lien Agent may, and if requested by the Borrower, shall undertake to review and evaluate the relevant Laws of the jurisdiction in which such Foreign Subsidiary is organized and has its principal place of business relating to and governing the creation and enforceability of any Intercompany Loan Document required to be executed and delivered by such Foreign Subsidiary pursuant to Section 7.11. Upon completion of such review the First Lien Agent shall designate the jurisdiction as a Class I Jurisdiction, Class II Jurisdiction, Class III Jurisdiction or Class IV Jurisdiction.

                                 ARTICLE VIII

                               NEGATIVE COVENANTS

         Each of the Borrower and Holdings agrees with the Lenders and the Administrative Agents to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

         Section 8.1  Indebtedness

                  Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

         (a) the Secured Obligations;

         (b) Indebtedness existing on the Closing Date and disclosed on
Schedule 8.1 (Existing Indebtedness);

         (c) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is permitted by this Section 8.1;

         (d) Capital Lease Obligations, purchase money Indebtedness and Indebtedness arising under synthetic leases incurred by the Borrower or a Subsidiary Guarantor to finance the acquisition of fixed assets; provided, however, that the Capital Expenditure related thereto is otherwise permitted by
Section 5.1(d) (First Lien Financial Covenants) and that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness and the present value of all future rental payments under all such synthetic leases shall not exceed $50,000,000 at any time;

         (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (d) above, this clause (e) or clause (l) below; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms (subject to market rates) no less favorable to the Borrower, such Subsidiary, the Administrative Agents, the Lenders or the Issuers, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

         (f) Indebtedness arising from intercompany loans (i) from the Borrower to any Subsidiary Guarantor and (ii) from any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

         (g) Indebtedness arising from Intercompany Loans (including Guaranty Obligations incurred by any Classified Foreign Subsidiary of the Borrower with respect thereto under the Intercompany Guaranties); provided, however, that such Intercompany Loans are permitted under Section 8.3(f) (Investments);

         (h) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

         (i) Indebtedness arising under the Senior Notes in an original principal amount not exceeding $250,000,000;

         (j) Indebtedness (other than the Guaranty Obligations and reimbursement obligations permitted under clause (k) below) of any Classified Foreign Subsidiary of any Loan Party owed to a Person other than an Affiliate of such Foreign Subsidiary; provided, however, that the Dollar Equivalent (as determined at the time of incurrence) of the aggregate outstanding principal amount of all such Indebtedness (including any Indebtedness permitted under clause (b) and clause (e) above) of all such Foreign Subsidiaries shall not exceed at any time an amount equal to (i) $40,000,000 plus (ii) the lower of
(x) $20,000,000 and (y) the difference between $50,000,000 and the aggregate amount of Guaranty Obligations and reimbursement obligations outstanding under clause (k) below at such time; and

         (k) Guaranty Obligations in respect of trade payables of Classified Foreign Subsidiaries not constituting Indebtedness and reimbursement obligations owed to issuers of credit insurance covering such trade payables incurred by Spanish Holdings or a Classified Foreign Subsidiary of which the trade debtor is a Subsidiary; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such Guaranty Obligations and reimbursement obligations shall not exceed at any time $50,000,000;

         (l) Indebtedness of Jantas Jant Sanayi ve Ticaret A.S. existing as of the date on which the Borrower and its Subsidiaries acquire more than 50% of the Voting Stock of Jantas Jant Sanayi ve Ticaret A.S. as permitted by Section 8.3(m); provided, however, that the aggregate amount of all such Indebtedness shall not exceed (euro)15,000,000;

         (m) subject to Section 8.16 (No Speculative Transactions), unsecured Indebtedness of the Borrower in respect of Hedging Contracts;

         (n) Indebtedness of Holdings, Parent or the Borrower that has (x) terms relating to principal amount, amortization, maturity and subordination (if any) and other material terms (including any agreements entered into and any instruments issued in connection therewith) that are no less favorable in any material respect when taken as a whole to such Loan Parties or the Administrative Agents, the Lenders and the Issuers than the Senior Notes and other Related Documents and (y) an interest rate applicable thereto not exceeding the then applicable market interest rate;

         (o) Indebtedness (i) arising under any Securitization Program; provided, however, that the aggregate outstanding amount of all such Indebtedness (not including any amount described in clause (ii) of this Section 8.1(o)) shall not exceed $100,000,000 (regardless of the amount of accounts receivable securitized or collateralized thereunder), (ii) arising from intercompany loans from the Borrower or any of its Subsidiaries that sells Receivables Assets to a Securitization SPV and (iii) consisting of renewals, extensions, refinancings, replacements and refundings of Indebtedness permitted by this Section 8.1(o); provided, however, that any such renewal, extension, refinancing, replacement or refunding is on market terms and is in an aggregate outstanding principal amount not to exceed the amount set forth in the preceding clause (i) of this Section 8.1(o); or

         (p) unsecured Indebtedness of the Borrower or any Subsidiary Guarantor not otherwise permitted under this Section 8.1; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $50,000,000 at any time.

         Section 8.2  Liens, Etc.

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

         (a) Liens created pursuant to the Loan Documents or the Intercompany Loan Documents;

         (b) Liens existing on the Closing Date and disclosed on Schedule 8.2 (Existing Liens);

         (c) Customary Permitted Liens of Holdings, the Borrower and their respective Subsidiaries;

         (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease or synthetic lease and purchase money Liens to which any property is subject at the time, on or after the Closing Date, of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease or synthetic lease;

         (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b) or (d) above or this clause (e) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by
Section 8.1 (Indebtedness);

         (f) Liens in favor of lessors securing operating leases permitted hereunder; and

         (g) Liens securing any Indebtedness permitted by Section 8.1(k) (Indebtedness) and, to the extent not guaranteed as permitted by Section 8.1(k), Liens created on the assets of a Classified Foreign Subsidiary to secure any trade payables not constituting Indebtedness of such Subsidiary; provided, however, the aggregate outstanding amount of all such Indebtedness secured pursuant to this clause (g) shall not exceed $50,000,000; and

         (h) Liens not otherwise permitted by the foregoing clauses of this
Section 8.2 securing obligations or other liabilities (other than Indebtedness) of any Loan Party; provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $10,000,000 at any time; and

         (i) Liens on the assets of Jantas Jant Sanayi ve Ticaret A.S. existing as of the Closing Date securing Indebtedness permitted by Section 8.1(l); and

         (j) Liens arising pursuant to, or assignments in connection with, any Securitization Program solely with respect to Receivables Assets securitized thereunder.

         Section 8.3  Investments

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

         (a) Investments existing on the Closing Date and disclosed on Schedule 8.3(a) (Existing Investments);

         (b) (i) Investments in cash and Cash Equivalents held in a Deposit Account or a Control Account with respect to which the Collateral Agent (x) for the benefit of the Senior Secured Parties has a first priority perfected Lien and (y) for the benefit of the Junior Secured Parties has a second priority perfected Lien, (ii) Investments in cash and Cash Equivalents held in a Deposit or Control Account in the name of U.S. LLC at Citibank, N.A. or another financial institution selected or approved by the First Lien Agent with respect to which Dutch FinCo has a first priority perfected Lien, and (iii) Investments in cash and Cash Equivalents by Classified Foreign Subsidiaries in an amount not to exceed 20,000,000 at any time;

         (c) Investments in accounts, payment intangibles and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

         (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

         (e) Investments by (i) Holdings in the Parent, the Parent in the Borrower, the Borrower in any Subsidiary Guarantor or by any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor or (ii) a Subsidiary of the Borrower that is not a Subsidiary Guarantor in the Borrower or any Subsidiary Guarantor;

         (f) (i) Intercompany Loans from the Borrower to Dutch FinCo; provided, however, that (A) such Intercompany Loans shall be evidenced by one or more Intercompany Notes, (B) the aggregate outstanding amount of all Investments permitted pursuant to this clause (i) shall not exceed $405,000,000 at any time and (C) 100% of the proceeds of such Investments shall be used solely for Investments permitted in clause (ii) below;

              (ii) Intercompany Loans from Dutch FinCo to Spanish Holdings; provided, however, that (A) such Intercompany Loans shall be evidenced by one or more Intercompany Notes, (B) Spanish Holdings shall have satisfied each of the conditions precedent set forth on Schedule 8.3(f), (C) the aggregate outstanding amount of all Investments permitted pursuant to this clause (ii) shall not exceed $405,000,000 at any time and (D) 100% of the proceeds of such Investments shall be used solely for Investments permitted in clauses (iii) and (iv) below;

              (iii) capital contributions by Spanish Holdings to U.S. LLC; provided, however, that (A) U.S. LLC shall have satisfied each of the conditions precedent set forth on Schedule 8.3(f), (B) the aggregate outstanding amount of all Investments permitted pursuant to this clause (iii) shall not exceed at any time $405,000,000 less the outstanding amount of any Intercompany Note permitted by clause (iv) below and (C) 100% of the proceeds of such Investments shall be used solely for Investments permitted in clause (v) below;

              (iv) Intercompany Loans from Spanish Holdings to any of its direct or indirect Subsidiaries incorporated under the laws of and having its principal place of business in Spain; provided, however, that (A) such Intercompany Loans shall be evidenced by one or more Intercompany Notes, (B) such Subsidiary shall have satisfied each of the conditions precedent set forth on Schedule 8.3(f), and (C) the aggregate outstanding amount of all Investments permitted into under this clause (iv) will not exceed $60,000,000 at any time;

              (v) Intercompany Loans from U.S. LLC (through its Swiss Branch) to any of the Classified Foreign Subsidiaries or to Lux Holdings , provided, however, that (A) such Intercompany Loans shall be evidenced by one or more Intercompany Notes, (B) such Subsidiary shall have satisfied each of the conditions precedent set forth on Schedule 8.3(f), (C) the aggregate outstanding amount of all Investments permitted pursuant to this clause (v) made to all Classified Foreign Subsidiaries shall not exceed at any time $405,000,000 minus the outstanding amount of Investments permitted by clause (iv) above, (D) the aggregate outstanding amount of all Investments permitted pursuant to this clause (v) made to all Class IV Foreign Subsidiaries shall not exceed at any time $40,000,000, (E) the aggregate outstanding amount of all Investments permitted pursuant to this clause (v) made to all Class III Foreign Subsidiaries shall not exceed at any time $125,000,000; and (F) the proceeds of any such Intercompany Loans to Lux Holdings will forthwith be transferred to the Borrower as a payment in respect of the preferred equity certificates of Lux Holdings held by the Borrower.

              (vi) Intercompany Loans from any Classified Foreign Subsidiary to any other Classified Foreign Subsidiaries or to Lux Holdings, provided, however, that (A) such Intercompany Loans shall be evidenced by one or more Intercompany Notes, (B) such Subsidiary shall have satisfied each of the conditions precedent set forth on Schedule 8.3(f) and (C) the proceeds of any such Intercompany Loans to Lux Holdings will forthwith be transferred to the Borrower as a payment in respect of the preferred equity certificates of Lux Holdings held by the Borrower.

         (g) loans or advances to employees of the Borrower or to employees of any of its Subsidiaries in the ordinary course of business consistent with past practice; provided, however, that the aggregate principal amount of all such loans and advances shall not exceed $1,000,000 at any time;

         (h) Investments constituting Guaranty Obligations permitted by Section
8.1 (Indebtedness);

         (i) Investments constituting Permitted Acquisitions;

         (j) Investments in promissory notes received as partial consideration for Asset Sales permitted under Section 8.4(g) (Sale of Assets);

         (k) Investments in the Captive Insurance Subsidiary; provided, however, that the aggregate amount of all such Investments in a Fiscal Year shall not exceed $10,000,000;

         (l) contributions or transfers of assets by any Loan Party to any Foreign Subsidiary of the Borrower; provided, however, that the book value of such assets shall not exceed $10,000,000 in the aggregate;

         (m) Investments in additional Stock of Jantas Jant Sanayi ve Ticaret A.S.; provided, however, that the aggregate amount of all such Investments shall not exceed $15,000,000;

         (n) Investments by the Borrower and its Subsidiaries in a Securitization SPV pursuant to a permitted Securitization Program consisting of Receivables Assets, intercompany loans permitted under Section 8.1(o) and cash solely to the extent such cash Investment is permitted by clause (o) below; and

         (o) Investments not otherwise permitted hereby; provided, however, that the aggregate amount of all such Investments shall not exceed $25,000,000. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less any reductions by way of cash repayments of principal or cash returns of capital (at the time of such repayment or return).

         Section 8.4  Sale of Assets

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any account and a sale/leaseback described in Section 8.15 (Sale/Leasebacks) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except for the following:

         (a) the sale or disposition of inventory in the ordinary course of business;

         (b) the sale or disposition of any asset with a Fair Market Value of less than $500,000; provided, however, that the aggregate Fair Market Value of all such assets disposed of in any Fiscal Year shall not exceed $3,000,000;

         (c) the sale or disposition of equipment that has become damaged, obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $2,000,000;

         (d) the sale or disposition of equipment that has become damaged, obsolete or is replaced in the ordinary course of business not permitted under clause (c) above; provided, however, that (i) 80% of the consideration for any such Asset Sale shall be payable in cash upon such sale and (ii) all Net Cash Proceeds of such Asset Sale are applied as set forth in, and to the extent required by, Section 2.10 (Mandatory Prepayments);

         (e) the lease, license, occupancy or sublease of real property or equipment not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement and sales and leasebacks permitted by Section
8.15 (Sale/Leasebacks);

         (f) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

         (g) any Asset Sale to the Borrower or any Subsidiary Guarantor;

         (h) Asset Sales by a Foreign Subsidiary to another Foreign Subsidiary for cash consideration equal to the Fair Market Value of the assets sold;

         (i) as long as no Default or Event of Default is continuing or would result therefrom, the Hub and Drum Sale or any Specified Asset Sale for Fair Market Value; provided, however, that (i) 75% of the consideration for any such Asset Sale shall be payable in cash upon such sale, (ii) all Net Cash Proceeds of such Asset Sale are applied as set forth in, and to the extent required by, Section 2.10 (Mandatory Prepayments) and (iii) in the case of the Hub and Drum Sale, such sale shall be consummated on terms and conditions reasonably satisfactory to the First Lien Agent;

         (j) sales, leases, subleases, transfer or conveyance of Receivables Assets (or interests therein) pursuant to a Securitization Program to the extent permitted under Section 8.1(o) (Indebtedness); and

         (k) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value; provided, however, that (i) 90% of the consideration for any such Asset Sale shall be payable in cash upon such sale and (ii) the aggregate consideration received during any Fiscal Year for all such Asset Sales, together with the Asset Sales permitted under clause (b) above, shall not exceed $25,000,000 and (iii) all Net Cash Proceeds of such Asset Sale are applied as set forth in, and to the extent required by, Section 2.10 (Mandatory Prepayments).

         Section 8.5  Restricted Payments

         Neither Holdings nor the Borrower shall nor shall the Borrower permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

         (a) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower;

         (b) dividends and distributions declared and paid on the common Stock of the Borrower and payable only in common Stock of the Borrower;

         (c) dividends and distributions declared and paid on the Series A Preferred Stock of the Borrower and payable only in Series A Preferred Stock of the Borrower if permitted by the Certificate of Designation for such Stock in effect on the Closing Date.

         (d) cash dividends on (x) the Stock of the Borrower to the Parent or
(y) the Stock of the Parent to Holdings, paid and declared in any Fiscal Year solely for the purpose of funding the following:

              (i) ordinary and reasonable operating expenses of the Parent or Holdings not in excess of $3,000,000 in the aggregate in any Fiscal Year; and

              (ii) payments by Holdings in respect of foreign, federal, state or local taxes owing by Holdings in respect of the Borrower and its Subsidiaries, but not greater than the amount that would be payable by the Borrower, on a consolidated basis, if the Borrower were the taxpayer;

provided, however, that the Restricted Payments described in this clause (d) shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries.

         Section 8.6  Prepayment and Cancellation of Indebtedness

         (a) Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, cancel any claim or Indebtedness owed to any of them except in the ordinary course of business consistent with past practice.

         (b) Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; provided, however, that the Borrower and its Subsidiaries may (i) prepay the Obligations in accordance with the terms of this Agreement, (ii) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness permitted pursuant to Section 8.1(b), (iii) prepay any Indebtedness payable to the Borrower by any of its Subsidiaries, (iv) prepay any Intercompany Obligations, (v) renew, extend, refinance and refund Indebtedness, so long as such renewal, extension, refinancing or refunding is permitted under Section 8.1(e) (Indebtedness), (vi) make payments in connection with the termination of Hedging Contracts in the ordinary course of business, (vii) prepay Indebtedness secured by an asset upon its sale in compliance with Section 8.4 (Sale of Assets), (viii) prepay Indebtedness of Foreign Subsidiaries, (ix) prepay, redeem or purchase up to $25,000,000 of the Senior Notes from the Net Cash Proceeds of an Equity Issuance as described in the proviso to clause (a) of
Section 2.10 (Mandatory Repayments), (x) solely from proceeds of Receivables Assets, prepay any Indebtedness incurred pursuant to a Securitization Program in the ordinary course or upon the acceleration of such Indebtedness, and (xi) solely in connection with a permitted renewal, extension, refinancing, replacement or refunding permitted by Section 8.1(o), otherwise prepay any Indebtedness incurred pursuant to a Securitization Program with the proceeds from such renewal, extension, refinancing, replacement or refunding.

         (c) Notwithstanding anything in this Section 8.6 to the contrary, any Securitization Program may be terminated or reduced in accordance with its terms by Holdings, the Borrower or any of their respective Subsidiaries.

         Section 8.7  Restriction on Fundamental Changes; Permitted Acquisitions

         (a) Except in connection with the 2005 Corporate Restructuring or a Permitted Acquisition, neither Holdings nor the Borrower shall, nor shall they permit any of their respective Domestic Subsidiaries to, (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (v) enter into any joint venture or partnership with any Person or (vi) acquire or create any Subsidiary unless, in case of subclause (vi), after giving effect to such acquisition or creation, such Subsidiary is a Wholly-Owned Domestic Subsidiary of the Borrower, the Borrower is in compliance with Section 7.11 (Additional Collateral and Guaranties) and the Investment in such Subsidiary is permitted under Section 8.3 (Investments). Notwithstanding the foregoing, the restrictions in clauses (i)
- (v) above shall not apply to transactions between or among (x) the Borrower and a Wholly-Owned Domestic Subsidiary of the Borrower and (y) one Wholly-Owned Domestic Subsidiary of the Borrower with another Wholly-Owned Domestic Subsidiary of the Borrower; provided, however, that the Borrower or such Wholly-Owned Domestic Subsidiary is in compliance with Section 7.11 (Additional Collateral and Guaranties) and the Investment is permitted under
Section 8.3 (Investments).

         (b) Except in connection with the 2005 Corporate Restructuring or a Permitted Acquisition, neither Holdings nor the Borrower shall, nor shall they permit any of their respective Foreign Subsidiaries to, (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (v) enter into any joint venture or partnership with any Person or (vi) acquire or create any Subsidiary unless, in case of subclause (vi), after giving effect to such creation or acquisition, such Subsidiary is a Wholly-Owned Subsidiary of the Borrower, the Borrower is in compliance with Section 7.11 (Additional Collateral and Guaranties) and the Investment in such Subsidiary is permitted under Section 8.3 (Investments); provided, however, with the prior written consent of the First Lien Agent (not to be unreasonably withheld) any such Foreign Subsidiary may merge or consolidate with, acquire all or substantially all of the Stock or Stock Equivalents or assets of, another Foreign Subsidiary of Borrower

         Section 8.8  Change in Nature of Business

         (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the Closing Date, whether in connection with a Permitted Acquisition or otherwise; provided, however, that the Borrower and its Subsidiaries may engage in a Related Business.

         (b) Holdings and the Parent shall not engage in any business or activity other than (i) holding shares in the Stock of the Parent and the Borrower, respectively, (ii) paying taxes and ordinary operating expenses permitted under Section 8.5(d)(i), (iii) preparing reports to Governmental Authorities and to its shareholders and (iv) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

         (c) Lux Holdings, Dutch FinCo, Spanish Holdings, the U.S. LLC and HLI Netherlands Holdings, Inc. shall not engage in any business or activity other than (i) (A) in the case of Lux Holdings, holding shares in the Stock of Spanish Holdings and the U.S. LLC, (B) in the case of Spanish Holdings, holding shares in the Stock of its Foreign Subsidiaries and the U.S. LLC and (C) in the case of HLI Netherlands Holdings, Inc., holding shares in the Stock of CMI - Europe Netherlands Holdings, B.V. and Hayes Lemmerz Immobilien GmbH & Co. KG Partnership, (ii) paying taxes, (iii) preparing reports to Governmental Authorities and to its shareholders, (iv) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure and (v) except in the case of HLI Netherlands Holdings, Inc., incurring Indebtedness and making Investments as permitted in Section 8.3(f) and performing their respective obligations and exercising their respective rights under the applicable Intercompany Loan Documents.

         Section 8.9  Transactions with Affiliates

         The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following:
(a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (d) repay any Indebtedness to any Affiliate of the Borrower that is not a Subsidiary of the Borrower or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other director or employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels; provided, however, that the foregoing shall not prohibit transactions with any Securitization SPV in connection with a Securitization Program, to the extent not prohibited by the terms of this Agreement.

         Section 8.10 Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge

         Except pursuant to the Loan Documents, any agreements entered into in connection with a permitted Securitization Program, and any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by
Section 8.1(b) or Section 8.1(d) (Indebtedness) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or
(b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Subsidiary, except any as set forth on Schedule 8.10, to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations or the Intercompany Obligations.

         Section 8.11  Modification of Constituent Documents

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for, with respect to Subsidiaries other than Dutch FinCo, Spanish Holdings and U.S. LLC, changes and amendments that do not materially affect the rights and privileges of Holdings, the Borrower or any of their respective Subsidiaries and do not materially affect the interests of the Administrative Agents, the Collateral Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral.

         Section 8.12  Modification of Related Documents

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, change or amend the terms of the Senior Notes or any Related Document if the effect of such amendment is to (i) increase the interest rate on the Senior Notes, (ii) change the dates upon which payments of principal or interest are due on the Senior Notes other than to extend such dates, (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to the Senior Notes, (iv) change the redemption or prepayment provisions of the Senior Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (v) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights upon the holder of the Senior Notes in a manner adverse to Holdings, the Borrower, any of their respective Subsidiaries, the Administrative Agents, the Collateral Agent, any Lender or any Issuer.

         Section 8.13  Accounting Changes; Fiscal Year

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, (a) change its accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agents or (b) from and after the Effective Date, change its Fiscal Year.

         Section 8.14  Margin Regulations

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

         Section 8.15  Sale/Leasebacks

         Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, enter into any sale and leaseback transaction (except for any transaction pursuant to which the lease is entered into no later than 90 days following the date of the sale of the assets subject to such lease) if, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered by sale and leaseback transactions would exceed $30,000,000.

         Section 8.16  No Speculative Transactions

                  Neither Holdings nor the Borrower shall, nor shall they permit any of their respective Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except as required for the sole purpose of hedging in the normal course of business and consistent with industry practices.

         Section 8.17  Compliance with ERISA

         Neither Holdings nor the Borrower shall cause or permit to occur, nor shall they permit any of their respective Subsidiaries or ERISA Affiliates to cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Sections 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

                                  ARTICLE IX

                               EVENTS OF DEFAULT

         Section 9.1  Events of Default

         Each of the following events shall be an Event of Default:

         (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

         (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

         (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.1 (First Lien Financial Covenants), Section 6.1 (Financial Statements), Section 6.2 (Default Notices),
7.1 (Preservation of Corporate Existence, Etc.), 7.6 (Access), 7.9 (Application of Proceeds), 7.11 (Additional Collateral and Guaranties), or Article VIII (Negative Covenants), (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.2 (Second Lien Financial Covenants) if such failure either (A) has been specified in a written notice to the Borrower as an Event of Default by the Second Lien Agent, at the direction of the Requisite Term C Lenders, or (B) has continued for a period of 45 days without being waived by the Requisite Term C Lenders or (iii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by any Administrative Agent or any Lender; or

         (e) (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness of the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $17,500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (f) (i) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of its Subsidiaries (but not instituted by the Borrower or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any of its Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

         (g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount in excess of $10,000,000, to the extent not covered by insurance, shall be rendered against one or more of any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $2,000,000 in the aggregate; or

         (i) any provision of any Collateral Document or the Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

         (j) any Collateral Document shall for any reason fail or cease to create a valid Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

         (k) there shall occur any Change of Control; or

         (l) (i) the principal amount outstanding under the Intercompany Note issued by Dutch FinCo to the Borrower on the Closing Date or the Intercompany
Note issued by Spanish Holdings to Dutch FinCo on the Closing Date shall be less than $125,000,000 at any time or shall be repaid prior to any other Indebtedness owed to the Borrower by Dutch Finco or owed to Dutch Finco by Spanish Holdings or (ii) the aggregate principal amount outstanding under the Intercompany Notes issued by all Classified Foreign Subsidiaries (other than Class IV Foreign Subsidiaries) to U.S. LLC or Spanish Holdings shall, any time after August 1, 2003, be less than $125,000,000 at any time;

         (m) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000 individually or $5,000,000 in the aggregate that were not budgeted for any Fiscal Year or that were not reflected in the Projections or the Financial Statements delivered pursuant to Section 4.4 (Financial Statements); or

         (n) an event of termination or event of default in connection with any Securitization Program, including, without limitation, under any of the related documentation entered into in connection therewith, shall have occurred and be continuing without waiver or cure thereof.

         Section 9.2  Remedies

         During the continuance of (a) any Event of Default, the First Lien Agent (i) may, and at the request of the Requisite Lenders shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (ii) may, and at the request of the Requisite Lenders shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (b) any Event of Default arising under Section 9.1(d)(ii), the Second Lien Agent may, and at the request of the Requisite Term C Lenders shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default) with respect to any Loan Party, (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, pursuant to the terms of the Intercreditor Agreement, (A) until the payment in full of the Senior Claims, the First Lien Agent may, and at the request of the Requisite First Lien Lenders shall, and
(B) thereafter, the Second Lien Agent may, and at the request of the Requisite Term C Lenders shall, direct the Collateral Agent to exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

         Section 9.3  Actions in Respect of Letters of Credit

         At any time (i) as may be required by Section 2.10(c) or (d) (Mandatory Prepayments), (ii) upon the Revolving Credit Termination Date and
(iii) after the Revolving Credit Termination Date when the funds in a Cash Collateral Account shall be less than 105% of the Letter of Credit Obligations, the Borrower shall pay to the Collateral Agent in immediately available funds at the Collateral Agent's office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (x) in the case of clause (i) above, the amount required by Section 2.10(c) or (d) (Mandatory Prepayments), as applicable, and (y) in the case of clauses (ii) and (iii) above, the amount required that, after such payment, the aggregate funds on deposit in such Cash Collateral Account equals or exceeds 105% of the sum of all outstanding Letter of Credit Obligations. At the direction of the First Lien Agent, the Collateral Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations in accordance with Section 2.14 (Payments and Computations). The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application. Subject to Section 2.10(c)(iii) (Mandatory Prepayments) and Section 2.14 (Payments and Computations), upon written notice to the Administrative Agents that the Borrower shall within five Business Days apply the Reinvestment Deferred Amount in accordance with the corresponding Reinvestment Notice, the First Lien Agent shall direct the Collateral Agent to release the amount corresponding to such Reinvestment Notice deposited in such Cash Collateral Account pursuant to Section 2.10(c)(ii) (Mandatory Prepayments). To the extent that the Loans have been paid in full, the Revolving Commitments have been terminated or permanently reduced to zero and the Letter of Credit Obligations are the only remaining Obligations under this Agreement, the Administrative Agent shall release from time to time, upon the request of the Borrower, any amount in the Cash Collateral Account in excess of 105% of the sum of all outstanding Letter of Credit Obligations at such time.

         Section 9.4  Rescission

         At any time after termination of the Commitments or acceleration of the maturity of the Loans, (a) if the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled and (b) in the case of such remedies exercised under Section 9.2(b) (Remedies), (i) upon the written consent of the Requisite First Lien Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences applicable to the First Lien Lenders may be rescinded and annulled and (ii) upon the written consent of the Requisite Term C Lenders and written notice to the Borrower, the acceleration and their consequences applicable to the Term C Lenders may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                                   THE AGENTS

         Section 10.1  Authorization and Action

         (a) Each First Lien Lender and each Issuer hereby appoints CNAI as the First Lien Agent hereunder, and each First Lien Lender and each Issuer authorizes the First Lien Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the First Lien Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each First Lien Lender hereby authorizes the First Lien Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the First Lien Agent is a party, to exercise all rights, powers and remedies that the First Lien Agent may have under such Loan Documents.

         (b) Each Term C Lender hereby appoints CNAI as the Second Lien Agent hereunder, and each Term C Lender authorizes the Second Lien Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Second Lien Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Term C Lender hereby authorizes the Second Lien Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Second Lien Agent is a party, to exercise all rights, powers and remedies that the Second Lien Agent may have under such Loan Documents.

         (c) Each Lender and each Issuer hereby acknowledges the appointment of CNAI as the Collateral Agent and hereby authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers as set forth in the Intercreditor Agreement.

         (d) As to any matters not expressly provided for by this Agreement and the other Loan Documents, (including enforcement or collection), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of (i) in the case of the First Lien Agent, the Requisite First Lien Lenders (or, where required by the express terms of this Agreement, a greater proportion of the First Lien Lenders or the Requisite Lenders), and such instructions shall be binding upon all First Lien Lenders, (ii) in the case of the Second Lien Agent, the Requisite Term C Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Term C Lenders or the Requisite Lenders), and such instructions shall be binding upon all Term C Lenders and
(iii) in the case of the Collateral Agent, any Administrative Agent as set forth in the Intercreditor Agreement, and such instructions shall be binding upon all Lenders and Issuers (in each case, subject to any limitations imposed thereon in the Intercreditor Agreement); provided, however, that no Agent shall be required to take any action that (i) such Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the applicable Lenders and, if applicable, the Issuers with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or any applicable Requirement of Law. Each Agent agrees to give to each applicable Lender and, if applicable, the Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

         (e) In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of (i) the applicable Lenders, (ii) in the case of the First Lien Agent, the Issuers and
(iii) in the case of the Collateral Agent, whose duties and functions are entirely administrative in nature, the Secured Parties. No Agent assumes, or shall be deemed to have assumed, any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer, Secured Party or holder of any other Obligation. Each Agent may perform any of their duties under any Loan Document by or through their agents or employees.

         (f) Duties of the Syndication Agent. Notwithstanding anything to the contrary contained in this Agreement, the Syndication Agent is a Lender designated as "Syndication Agent" for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

         (g) Duties of the Documentation Agent. Notwithstanding anything to the contrary contained in this Agreement, the Documentation Agent is a Lender designated as "Documentation Agent" for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

         Section 10.2  Agent's Reliance, Etc.

         None of the Agents, any of their Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, each of the Agents (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 11.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts,
(d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

         Section 10.3  Posting of Approved Electronic Communications

         (a) Each of the Lenders, the Issuers, Holdings and the Borrower agrees, and Holdings and the Borrower shall cause each of their Subsidiaries to agree, that each Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on "e-Disclosure," such Agents' internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal, Intralinks(TM) or any successor electronic platform chosen by such Agent to be its internet delivery system (the "Approved Electronic Platform").

         (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the applicable Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers, Holdings and the Borrower acknowledges and agrees, and Holdings and the Borrower shall cause each of their Subsidiaries to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, Holdings and the Borrower hereby approves, and Holdings and the Borrower shall cause each of their Subsidiaries to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and Holdings and the Borrower shall cause each of their Subsidiaries to understand and assume, the risks of such distribution; provided, however, that such understanding and assumption of risk shall not relieve any Agent of liability for its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

         (c) The Approved Electronic Communications and the Approved Electronic Platform are provided "as is" and "as available." None of the Agents or any of their Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrants the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by the Agent Affiliates in connection with the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to Holdings, the Borrower or any of their respective Subsidiaries, any Lender, any Issuer or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's or any Agent's transmission of communications through the internet, except to the extent the liability of any Agent Affiliate is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent Affiliate's gross negligence or willful misconduct.

         (d) Each of the Lenders, the Issuers, Holdings and the Borrower agrees, and Holdings and the Borrower shall cause each of their Subsidiaries to agree, that each Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with such Agent's generally-applicable document retention procedures and policies.

         Section 10.4  The Agents Individually

         With respect to its Ratable Portion, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Revolving Credit Lenders", "Optional Currency Lenders", "Term Loan Lenders", "Term B Lenders", "Term C Lenders", "Requisite Lenders", "Requisite First Lien Lenders", "Requisite Revolving Credit Lenders", "Requisite Term B Lenders", "Requisite Term C Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, each Agent in its individual capacity as a Lender, Revolving Credit Lender, Optional Currency Lender, Term Loan Lender, Term B Lender, Term C Lender or as one of the Requisite Lenders, Requisite First Lien Lenders, Requisite Revolving Credit Lenders, Requisite Term B Lenders or Requisite Term C Lenders. Each Agent and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if such Agent were not acting as an Agent.

         Section 10.5  Lender Credit Decision

         Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon any Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of Holdings, the Borrower and each other Loan Party (and their respective Subsidiaries) in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

         Section 10.6  Indemnification

         Each Lender agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of the Facilities of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for that portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its Ratable Portion of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

         Section 10.7  Successor Agent

         Subject to the terms of this Section 10.7, each Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, (i) the Requisite First Lien Lenders shall have the right to appoint a successor First Lien Agent and (ii) the Requisite Term C Lenders shall have the right to appoint a successor Second Lien Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the applicable Lenders, appoint a successor Administrative Agent, selected from among the applicable Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Section 9.2 as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If no Lender has accepted appointment as a successor First Lien Agent or Second Lien Agent within 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Requisite First Lien Lenders or the Requisite Term C Lenders, as the case may be, shall assume and perform all of the duties of the retiring First Lien Agent or Second Lien Agent hereunder until such time, if any, as the Requisite First Lien Lenders or the Requisite Term C Lenders, as the case may be, appoint a successor agent as provided for above. The resignation and removal of the Collateral Agent shall be governed by the Intercreditor Agreement.

         Section 10.8  Concerning the Collateral and the Collateral Documents

         (a) Each First Lien Lender agrees that any action taken by the First Lien Agent or the Requisite First Lien Lenders (or, where required by the express terms of this Agreement, a greater proportion of the First Lien Lenders or the Requisite Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the First Lien Agent or the Requisite First Lien Lenders (or, where so required, such greater proportion of First Lien Lenders or the Requisite Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the First Lien Lenders. Each Term C Lender agrees that any action taken by the Second Lien Agent or the Requisite Term C Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Term C Lenders or the Requisite Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Second Lien Agent or the Requisite Term C Lenders (or, where so required, such greater proportion of Term C Lenders or the Requisite Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Term C Lenders. Each Lender and each Issuer agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, the Issuers and the other Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection with the Collateral and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Collateral Agent hereby appoints, authorizes and directs each other Agent and each Lender and Issuer to act as collateral sub-agent for the Agents, the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective Deposit Accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, upon receipt of instructions from the applicable Administrative Agent pursuant to the Intercreditor Agreement, exercise all remedies given to the Agents, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

         (b) Each of the Administrative Agents, the Lenders and the Issuers hereby authorizes and directs, the Collateral Agent (without any further notice or consent) to promptly release or subordinate any Lien as set forth in Section 9 of the Intercreditor Agreement

         Section 10.9  Collateral Matters Relating to Related Obligations

         The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Agents, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Agents and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Collateral Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation,
(c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Collateral Agent and the Requisite Lenders (or such lower or higher proportion of Lenders as required hereby), each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Agents, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 11.6 (Right of Set-off).

                                  ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1  Amendments, Waivers, Etc.

         (a) Except as expressly provided otherwise in this Agreement or the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agents with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agents with the consent thereof), do any of the following:

                (i) waive any condition specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) or Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), subject to the provisions of
     Section 3.3 (Determinations of Initial Borrowing Conditions);

                (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation;

                (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.10 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment;

                (iv) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

                (v) reduce the rate of interest on any Loan or Reimbursement Obligation outstanding to such Lender or any fee or premium payable to such Lender;

                (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;

                (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

                (viii) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release the Borrower from its payment obligation to such Lender under this Agreement or the Revolving Credit Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except in connection with the sale or other disposition of a Subsidiary Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

                (ix) expressly subordinate any of the Secured Obligations or any Liens securing any of the Secured Obligations, except in accordance with this Agreement or the Intercreditor Agreement;

                (x) amend Section 10.8(b) (Concerning the Collateral and the Collateral Documents), this Section 11.1, Section 11.7 (Sharing of Payments, Etc.) or the definition of the terms "Requisite Lenders," "Requisite First Lien Lenders," "Requisite Revolving Credit Lenders," "Requisite Term B Lenders," "Requisite Term C Lenders" or "Ratable Portion";

                (xi) amend the provisions of Section 2.14(f) or Section 2.14(g) (Payments and Computations);

and provided, further, that (A) no amendment, supplement or modification of the application of payments to the Term B Loans pursuant to Section 2.10 (Mandatory Prepayments) shall be effective without the consent of the Requisite Term B Lenders, (B) no amendment, supplement or modification of the application of payments to the Revolving Loans pursuant to Section 2.10 (Mandatory Prepayments) or the reduction of the Revolving Credit Commitments pursuant to Section 2.6(b) (Reduction and Termination of the Revolving Credit Commitments) shall be effective without the consent of the Requisite Revolving Credit Lenders, (C) no amendment, supplement or modification of, or waiver or consent under, any of the Collateral Documents to which the Collateral Agent is a party shall be effective unless in writing and signed by the Collateral Agent (at the direction of the applicable Administrative Agent or Lenders pursuant to the Intercreditor Agreement) in addition to the Agents and Lenders required above to take such action, (D) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(f) (Assignments and Participations) affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (E) no amendment, waiver or consent shall, unless in writing and signed by any Agent, Swing Loan Lender, Issuer or Optional Currency Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Agent, Swing Loan Lender, Issuer or Optional Currency Lender in such capacity, respectively, under this Agreement or the other Loan Documents. Notwithstanding anything to the contrary set forth herein, the Administrative Agents, with the consent of the Borrower, may (or may, if applicable, direct the Collateral Agent to) amend, modify or supplement any Loan Document to cure any ambiguity, typographical error, defect or inconsistency.

         (b) The applicable Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (c) To the extent (a) the consent of any Lender in its capacity as a Lender, a First Lien Lender, a Revolving Credit Lender, a Term B Lender or a Term C Lender, as the case may be, is required, but not obtained (any such Lender whose consent is not obtained as described in this Section 11.1(c) being referred to as a "Non-Consenting Lender") in connection with any proposed amendment, modification, supplement or waiver (a "Proposed Change") and (b) the applicable Administrative Agent shall have consented to such Proposed Change, at the request of the Borrower and with the consent of such Administrative Agent (in its sole discretion exercised reasonably), one or more Eligible Assignees reasonably acceptable to such Administrative Agent (which Eligible Assignee may be the Lender acting as such Administrative Agent and shall have consented to such Proposed Change) shall have the right (but not the obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender shall, upon the request of such Administrative Agent, sell and assign to such Eligible Assignee all of the applicable Commitments, Loans and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all applicable Loans and Revolving Credit Outstandings held by such Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of such sale and purchase (the "Purchase Amount"); provided, however, that such sale and purchase (and the corresponding assignment) shall not be effective until (A) such Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to such Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof, (B) such Non-Consenting Lender shall have received the Purchase Amount from such Eligible Assignee and (C) in the case of clause (ii) above, the Borrower shall have paid such Non-Consenting Lender an amount equal to the Prepayment Fee or Repricing Fee, if any, on the aggregate outstanding principal amount of all Term Loans subject to such sale and purchase (which sale and purchase shall constitute a prepayment of such Term Loans). Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the applicable Administrative Agent (x) an Assignment and Acceptance to evidence such sale and assignment and (y) to the extent the Commitments and Loans subject to such Assignment and Acceptance are evidenced by a Note or Notes, such Note or Notes; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance or deliver such Note or Notes shall not render such sale and purchase (and the corresponding assignment) invalid.

         Section 11.2  Assignments and Participations

         (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i)(A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment (B) if any such assignment shall be of the assigning Lender's Optional Currency Loans and Optional Currency Commitments, such assignment shall cover the same percentage of such Lender's Optional Currency Loans and Optional Currency Commitments and (C) if any such assignment shall be of the assigning Lender's Term Loans and Term Loan Commitment, such assignment shall cover the same percentage of such Lender's Term Loans and Term Loan Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the applicable Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the First Lien Agent and the Required Revolving Lenders in the case of an assignment with respect to a Revolving Loan and the Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing. Any such assignment need not be ratable as among the Facilities.

         (b) The parties to each such assignment shall execute and deliver to the applicable Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. In addition, any Lender or Eligible Assignee assuming a Revolving Credit Commitment in connection with a Facility Increase shall execute an assumption agreement in accordance with Section 2.19 (Facility Increase). Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to
Section 2.18 (Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the applicable Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

         (c) The applicable Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Issuers and the Commitments of and principal amount of the Loans and Letter of Credit Obligations (specifying the Reimbursement Obligations) owing to each Lender and each Issuer from time to time (the "Register"). Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agents, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as the case may be, for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Notwithstanding anything to the contrary contained in clause (b) above, the Loans (including the Notes evidencing such Loans), any Revolving Loans deemed to have been made pursuant to Section 2.3(e) (Swing Loans), Reimbursement Obligations and undivided participation interests in Swing Loans purchased pursuant to Section 2.3(f) (Swing Loans) are registered obligations and the right, title, and interest of the Lenders and the Issuers, as the case may be, and their assignees in and to such Loans, deemed Revolving Loans, Reimbursement Obligations and undivided participation interests in Swing Loans, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or a registered assignee's right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This
Section 11.2 shall be construed so that the Loans, deemed Revolving Loans, Reimbursement Obligations and undivided participation interests in Swing Loans, are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). Solely for purposes of this clause (d) and for tax purposes only, each Administrative Agent shall act as the Borrower's agent for purposes of maintaining the Register and such notations of transfer in the Register, subject to the standard of care set forth in the first sentence of Section 10.2(b) (Agent's Reliance, Etc.).

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the applicable Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the applicable Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Loan Note), as applicable.

         (f) In addition to the other assignment rights provided in this
Section 11.2, each Lender may (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement), and (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the applicable Administrative Agent, (y) any trustee for the benefit of the holders of such Lender's Securities and (z) to any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above; and provided, further, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). In addition, each Lender granting a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder, (i) shall keep a register, meeting the requirements of Treasury Regulations Section 5f.103-1(c), of each Special Purpose Vehicle which has funded all or any part of any Loans that such Lender would otherwise be obligated to make pursuant to this Agreement, specifying such Special Purpose Vehicle's entitlement to payments of principal and interest with respect to such Loans and (ii) shall collect, prior to the time such Special Purpose Vehicle receives payments with respect to such funded Loans, from each such Special Purpose Vehicle the appropriate forms, certificates and statements described in Section 2.17 (Taxes) (and updated as required by Section 2.17 (Taxes)) as if such Special Purpose Vehicle were a Lender under Section 2.17 (Taxes).

         (g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.16 (Capital Adequacy) and 2.17 (Taxes) and of Section 2.15(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.16 (Capital Adequacy), 2.17 (Taxes) or Section 2.15(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold. In addition, each Lender selling a participation to a participant under this Section 11.2(g)
(i) shall keep a register, meeting the requirements of Treasury Regulations
Section 5f.103-1(c), of each participant, specifying such participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect, prior to the time such participant receives payments with respect to such participations, from each such participant the appropriate forms, certificates and statements described in
Section 2.17 (Taxes) (and updated as required by Section 2.17 (Taxes)) as if such participant were a Lender under Section 2.17 (Taxes).

         (h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the First Lien Agent, such Issuer and such Lender, subject to the provisions under Section 11.2(c) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to Section 2.5 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

         (i) For purposes of this Section 11.2, with respect to each Letter of Credit, if an Issuer transfer its rights with respect to the Borrower's Reimbursement Obligation with respect to a Letter of Credit, such Issuer shall give notice of such transfer to the First Lien Agent for notation in the Register.

         Section 11.3  Costs and Expenses

         (a) The Borrower agrees upon demand to pay, or reimburse each Agent for, all of such Agent's reasonable out-of-pocket audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable costs and expenses of every type and nature (including, without limitation, internal costs of such Agent incurred on a per diem basis, the reasonable fees, expenses and disbursements of the Agents' counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by such Agent in connection with any of the following: (i) each Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or such Administrative Agent's periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit) any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to each Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Plan of Reorganization, the Related Documents, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which any Agent is served or deposition or other proceeding in which such Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Plan of Reorganization, the Related Documents, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation, and execution of the same.

         (b) The Borrower further agrees to pay or reimburse each Agent, Lender and Issuer upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by such Agent, Lender or Issuer in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefore or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

         Section 11.4  Indemnities

         (a) The Borrower agrees to indemnify and hold harmless each Agent, Arranger, Lender and Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this
Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (49 U.S.C. ss. 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by any Agent, any Lender or any Issuer, or any Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable solely to acts of such Agent, such Lender or such Issuer or any agent on behalf of such Agent, such Lender or such Issuer.

         (b) The Borrower shall indemnify each Agent, the Lenders and each Issuer for, and hold each Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agents, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action with legal counsel of the Borrower's choice (which counsel shall be reasonably satisfactory to such Indemnitee), and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and, at such Indemnitee's expense, such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

         (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to the Existing Credit Agreement (including pursuant to Section 11.4 thereof) or any other Loan Document (as defined in the Existing Credit Agreement and each an "Existing Loan Document") shall survive the effectiveness of this Agreement and any indemnification or other protection provided to any Indemnitee pursuant to the Existing Credit Agreement, any other Existing Loan Document, this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under the Existing Credit Agreement, any other Existing Loan Document, this Agreement or any other Loan Document.

         Section 11.5  Limitation of Liability

         The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent any direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. Each of Holdings and the Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 11.6  Right of Set-off

         Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower or any of its Affiliates against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

         Section 11.7  Sharing of Payments, Etc.

         (a) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.15 (Special Provisions Governing Eurocurrency Rate Loans), 2.16 (Capital Adequacy) or 2.17 (Taxes)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

         (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

(c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 11.8  Notices, Etc.

         All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

         (a)  if to the Borrower:

              HAYES-LEMMERZ INTERNATIONAL, INC.
              15300 Centennial Drive
              Northville, Michigan 48167
              Attention:  General Counsel
              Telecopy no:  734-737-2069
              E-Mail Address:  pcauley@hayes-lemmerz.com

         (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

         (c)  if to any Issuer, at the address set forth under its name on
Schedule II (Applicable Lending Offices and Addresses for Notices);

         (d)  if to the First Lien Agent or the Swing Loan Lender:

              CITICORP NORTH AMERICA, INC.
              388 Greenwich Street, 19th Floor
              New York, New York 10013
              Attention: Shapleigh Smith
              Telecopy no: (212) 816-2613
              E-Mail Address: shapleigh.smith@citigroup.com

              with a copy to:

              WEIL, GOTSHAL & MANGES LLP
              767 Fifth Avenue
              New York, New York  10153-0119
              Attention:  Douglas Urquhart, Esq.
              Telecopy no:     (212) 310-8007
              E-Mail Address: douglas.urquhart@weil.com

         (e)  if to the Second Lien Agent:

              CITICORP NORTH AMERICA, INC.
              388 Greenwich Street, 19th Floor
              New York, New York 10013
              Attention: Shapleigh Smith
              Telecopy no: (212) 816-2613
              E-Mail Address: shapleigh.smith@citigroup.com

              with a copy to:

              WEIL, GOTSHAL & MANGES LLP
              767 Fifth Avenue
              New York, New York  10153-0119
              Attention:  Douglas Urquhart, Esq.
              Telecopy no:     (212) 310-8007
              E-Mail Address: douglas.urquhart@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Agents and the Swing Loan Lender, to the other parties and (y) in the case of all other parties, to the Borrower and the Agents. All such notices and communications shall be effective upon (1) personal delivery (if delivered by hand, including any overnight courier service), (2) when deposited in the mails (if sent by mail), (3) if delivered by posting to an Approved Electronic Platform, an internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (4) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided above; provided, however, that notices and communications to any Agent pursuant to Article II (The Facilities) or Article X (The Agents) shall not be effective until received by such Agent.

         (f) Use of Electronic Platform. Notwithstanding clause (d) above (unless any Agent requests that the provisions of clause (d) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of, any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to each Agent by transmitting such Approved Electronic Communications electronically (in a format acceptable to such Agent) to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as such Agent may notify the Borrower. Nothing in this clause (e) shall prejudice the right of the any Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner prescribed in this Agreement.

         Section 11.9  No Waiver; Remedies

         No failure on the part of any Lender, Issuer or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 11.10  Amendment and Restatement; Binding Effect

         (a) This Agreement shall become effective when it shall have been executed by the Borrower, each Administrative Agent and the Collateral Agent, and when the Administrative Agents shall have been notified by each applicable Lender and, in the case of the First Lien Agent, each Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         (b) On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Borrower of the "Obligations" under and as defined in the Existing Credit Agreement (whether or not such "Obligations" are contingent as of the Effective Date), (ii) the representations and warranties made by the Borrower prior to the Effective Date and (iii) any action or omission performed or required to be performed pursuant to such Existing Credit Agreement prior to the Effective Date (including any failure, prior to the Effective Date, to comply with the covenants contained in such Existing Credit Agreement). The amendments and restatements set forth herein (including deletion of financial covenants applicable to previous Fiscal Quarters) shall not cure any breach thereof or any "Default" or "Event of Default" under and as defined in the Existing Credit Agreement existing prior to the Effective Date other than any breach of Section 5.4 (Capital Expenditures) of the Existing Credit Agreement with respect to the maximum amount of Capital Expenditures permitted for the Fiscal Year ended January 31, 2005. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

         (c) The terms and conditions of this Agreement and the Agents', the Lenders' and the Issuers' rights and remedies under this Agreement and the other Loan Documents shall apply to all of the Obligations incurred under the Existing Credit Agreement and the Notes issued thereunder.

         (d) On and after the Effective Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and
(iii) except as the context otherwise provides, on or after the Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Credit Agreement, as amended and restated hereby.

         (e) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or any other Loan Document.

         Section 11.11  Governing Law

         This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         Section 11.12  Submission to Jurisdiction; Service of Process

         (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any action or proceeding arising out of or in connection with this Agreement or any Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Nothing contained in this Section 11.12 shall affect the right of any Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

         (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the applicable Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by such Agent at 12:00 p.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

         Section 11.13  Waiver of Jury Trial

         EACH OF THE AGENTS, THE LENDERS, THE ISSUERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         Section 11.14  Marshaling; Payments Set Aside

         None of the Agents, Lenders, Issuers or any other Secured Parties shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to any Agent, Lender, Issuer or any other Secured Party or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 11.15  Section Titles

         The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

         Section 11.16  Execution in Counterparts

         This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Agents.

         Section 11.17  Intercreditor Agreement

         Each Lender hereby acknowledges that it has fully reviewed the Intercreditor Agreement and, by its execution of this Agreement, hereby consents to the execution and delivery of the Intercreditor Agreement by the First Lien Agent, the Second Lien Agent and the Collateral Agent and agrees to comply with the terms thereof (which terms are incorporated herein by reference in their entirety) as if such Lender were a direct signatory thereto.

         Section 11.18  Entire Agreement

         This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document (except for the Intercreditor Agreement), the terms of this Agreement shall govern. This Agreement and each other Loan Document are subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Loan Document, the terms of Intercreditor Agreement shall govern.

         Section 11.19  Confidentiality

         Each Lender and each Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or such Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or such Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or such Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to current or prospective assignees, participants and Special Purpose Vehicles grantees of any option described in Section 11.2(f) (Assignments and Participations), in each case, to the extent such assignees, participants or grantees agree to be bound by the provisions of this Section 11.19. Notwithstanding any other provision in this Agreement, the Borrower, Holdings and the Agents hereby agree that the Borrower, Holdings and the Agents (and each of their respective employees, representatives and agents and each of the officers, directors, employees, accountants, attorneys and other advisors of any of them) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facilities and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to each of them relating to such U.S. tax treatment and U.S. tax structure.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       HLI OPERATING COMPANY, INC.,
                                           as Borrower


                                       By: /s/ Patrick C. Cauley
                                          ------------------------------------
                                          Name:   Patrick C. Cauley
                                          Title:  Vice President


                                       HAYES LEMMERZ INTERNATIONAL, INC.,
                                           as Holdings


                                       By: /s/ Patrick C. Cauley
                                          ------------------------------------
                                          Name:   Patrick C. Cauley
                                          Title:  Vice President














        [SIGNATURE PAGE TO HLI OPERATING COMPANY, INC. CREDIT AGREEMENT]

                                      CITICORP NORTH AMERICA, INC.,
                                         as First Lien Agent, Second Lien Agent,
                                         Collateral Agent, Swing Loan Lender,
                                         Lender and Issuer


                                      By: /s/ Shapleigh B. Smith
                                         ------------------------------------
                                          Name:   Shapleigh B. Smith
                                          Title:  Managing Director








       [SIGNATURE PAGE TO HLI OPERATING COMPANY, INC. CREDIT AGREEMENT]

                                      CITICORP NORTH AMERICA, INC.,
                                         as Term C Lender


                                      By: /s/ Shapleigh B. Smith
                                          ------------------------------------
                                          Name:   Shapleigh B. Smith
                                          Title:  Managing Director






        [SIGNATURE PAGE TO HLI OPERATING COMPANY, INC. CREDIT AGREEMENT]

                                      GENERAL ELECTIRC CAPITAL CORPORATION
                                        as Documentation Agent and Lender


                                      By: /s/ Glenn Campbell
                                          ------------------------------------
                                          Name:   Glenn Campbell
                                          Title:  Duly Authorized Signatory





        [SIGNATURE PAGE TO HLI OPERATING COMPANY, INC. CREDIT AGREEMENT]

                                      LEHMAN COMMERCIAL PAPER, INC.
                                        as Syndication Agent and Lender


                                      By:  /s/ V. Paul Arzoulan
                                           -----------------------------------
                                           Name:  V. Paul Arzoulan
                                           Title: Authorized Signatory








        [SIGNATURE PAGE TO HLI OPERATING COMPANY, INC. CREDIT AGREEMENT]


                               TABLE OF CONTENTS


ARTICLE I         DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS......................................2

         Section 1.1       Defined Terms................................................................2

         Section 1.2       Computation of Time Periods.................................................37

         Section 1.3       Accounting Terms and Principles.............................................37

         Section 1.4       Certain Terms...............................................................38

ARTICLE II        THE FACILITIES.......................................................................38

         Section 2.1       The Commitments.............................................................38

         Section 2.2       Borrowing Procedures........................................................39

         Section 2.3       Swing Loans.................................................................41

         Section 2.4       Optional Currency Loans.....................................................43

         Section 2.5       Letters of Credit...........................................................44

         Section 2.6       Reduction and Termination of the Revolving Credit Commitments...............48

         Section 2.7       Repayment of Loans..........................................................48

         Section 2.8       Evidence of Debt............................................................49

         Section 2.9       Optional Prepayments........................................................50

         Section 2.10      Mandatory Prepayments.......................................................51

         Section 2.11      Interest....................................................................52

         Section 2.12      Conversion/Continuation Option..............................................53

         Section 2.13      Fees........................................................................54

         Section 2.14      Payments and Computations...................................................55

         Section 2.15      Special Provisions Governing Eurocurrency Rate Loans........................58

         Section 2.16      Capital Adequacy............................................................61

         Section 2.17      Taxes.......................................................................61

         Section 2.18      Substitution of Lenders.....................................................64

         Section 2.19      Facility Increase...........................................................65

ARTICLE III       CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................66

         Section 3.1       Conditions Precedent to Initial Loans and Letters of Credit.................66

         Section 3.2       Conditions Precedent to Each Loan and Letter of Credit......................70

         Section 3.3       Determinations of Initial Borrowing Conditions..............................71

ARTICLE IV        REPRESENTATIONS AND WARRANTIES ......................................................71

         Section 4.1       Corporate Existence; Compliance with Law....................................71

         Section 4.2       Corporate Power; Authorization; Enforceable Obligations.....................71

         Section 4.3       Ownership; Subsidiaries.....................................................73

         Section 4.4       Financial Statements........................................................74

         Section 4.5       Material Adverse Change.....................................................75

         Section 4.6       Solvency....................................................................75

         Section 4.7       Litigation..................................................................75

         Section 4.8       Taxes.......................................................................75

         Section 4.9       Full Disclosure.............................................................76

         Section 4.10      Margin Regulations..........................................................76

         Section 4.11      No Burdensome Restrictions; No Defaults.....................................76

         Section 4.12      Investment Company Act; Public Utility Holding Company Act..................77

         Section 4.13      Use of Proceeds.............................................................77

         Section 4.14      Insurance...................................................................77

         Section 4.15      Labor Matters...............................................................77

         Section 4.16      ERISA.......................................................................78

         Section 4.17      Environmental Matters.......................................................78

         Section 4.18      Intellectual Property.......................................................79

         Section 4.19      Title; Real Property........................................................79

         Section 4.20      Related Documents...........................................................80

         Section 4.21      Non Emerging Subsidiaries...................................................80

ARTICLE V         FINANCIAL COVENANTS .................................................................81

         Section 5.1       First Lien Financial Covenants..............................................81

         Section 5.2       Second Lien Financial Covenants.............................................83

ARTICLE VI        REPORTING COVENANTS..................................................................83

         Section 6.1       Financial Statements........................................................84

         Section 6.2       Default Notices.............................................................86

         Section 6.3       Litigation..................................................................86

         Section 6.4       Asset Sales.................................................................86

         Section 6.5       Notices under Related Documents.............................................86

         Section 6.6       SEC Filings; Press Releases.................................................86

         Section 6.7       Labor Relations.............................................................86

         Section 6.8       Tax Returns.................................................................87

         Section 6.9       Insurance...................................................................87

         Section 6.10      ERISA Matters...............................................................87

         Section 6.11      Environmental Matters.......................................................87

         Section 6.12      Customer Contracts..........................................................89

         Section 6.13      Other Information...........................................................89

ARTICLE VII       AFFIRMATIVE COVENANTS................................................................89

         Section 7.1       Preservation of Corporate Existence, Etc....................................89

         Section 7.2       Compliance with Laws, Etc...................................................89

         Section 7.3       Conduct of Business.........................................................89

         Section 7.4       Payment of Taxes, Etc.......................................................90

         Section 7.5       Maintenance of Insurance....................................................90

         Section 7.6       Access......................................................................90

         Section 7.7       Keeping of Books............................................................90

         Section 7.8       Maintenance of Properties, Etc..............................................91

         Section 7.9       Application of Proceeds.....................................................91

         Section 7.10      Environmental...............................................................91

         Section 7.11      Additional Collateral and Guaranties........................................91

         Section 7.12      Exchange Rate Fluctuations..................................................92

         Section 7.13      Post-Closing Covenants......................................................92

         Section 7.14      Classification of Jurisdictions.............................................92

ARTICLE VIII      NEGATIVE COVENANTS...................................................................93

         Section 8.1       Indebtedness................................................................93

         Section 8.2       Liens, Etc..................................................................95

         Section 8.3       Investments.................................................................96

         Section 8.4       Sale of Assets..............................................................98

         Section 8.5       Restricted Payments.........................................................99

         Section 8.6       Prepayment and Cancellation of Indebtedness................................100

         Section 8.7       Restriction on Fundamental Changes; Permitted Acquisitions.................101

         Section 8.8       Change in Nature of Business...............................................101

         Section 8.9       Transactions with Affiliates...............................................102

         Section 8.10      Limitations on Restrictions on Subsidiary Distributions;
                           No New Negative Pledge ....................................................102

         Section 8.11      Modification of Constituent Documents......................................103

         Section 8.12      Modification of Related Documents..........................................103

         Section 8.13      Accounting Changes; Fiscal Year............................................103

         Section 8.14      Margin Regulations.........................................................103

         Section 8.15      Sale/Leasebacks............................................................103

         Section 8.16      No Speculative Transactions................................................104

         Section 8.17      Compliance with ERISA......................................................104

ARTICLE IX        EVENTS OF DEFAULT...................................................................104

         Section 9.1       Events of Default..........................................................104

         Section 9.2       Remedies...................................................................106

         Section 9.3       Actions in Respect of Letters of Credit....................................107

         Section 9.4       Rescission.................................................................107

ARTICLE X         THE AGENT...........................................................................108

         Section 10.1      Authorization and Action...................................................108

         Section 10.2      Agent's Reliance, Etc......................................................109

         Section 10.3      Posting of Approved Electronic Communications..............................110

         Section 10.4      The Agents Individually....................................................111

         Section 10.5      Lender Credit Decision.....................................................111

         Section 10.6      Indemnification............................................................111

         Section 10.7      Successor Agent............................................................112

         Section 10.8      Concerning the Collateral and the Collateral Documents.....................112

         Section 10.9      Collateral Matters Relating to Related Obligations.........................113

ARTICLE XI        MISCELLANEOUS.......................................................................114

         Section 11.1      Amendments, Waivers, Etc...................................................114

         Section 11.2      Assignments and Participations.............................................117

         Section 11.3      Costs and Expenses.........................................................120

         Section 11.4      Indemnities................................................................121

         Section 11.5      Limitation of Liability....................................................123

         Section 11.6      Right of Set-off...........................................................123

         Section 11.7      Sharing of Payments, Etc...................................................123

         Section 11.8      Notices, Etc...............................................................124

         Section 11.9      No Waiver; Remedies........................................................126

         Section 11.10     Amendment and Restatement; Binding Effect..................................126

         Section 11.11     Governing Law..............................................................127

         Section 11.12     Submission to Jurisdiction; Service of Process.............................127

         Section 11.13     Waiver of Jury Trial.......................................................128

         Section 11.14     Marshaling; Payments Set Aside.............................................128

         Section 11.15     Section Titles.............................................................128

         Section 11.16     Execution in Counterparts..................................................128

         Section 11.17     Intercreditor Agreement....................................................128

         Section 11.18     Entire Agreement...........................................................129

         Section 11.19     Confidentiality............................................................129




                                   SCHEDULES

  Schedule I           -    Commitments
  Schedule II          -    Applicable Lending Offices and Addresses for Notices
  Schedule III         -    Mandatory Costs
  Schedule IV          -    Specified Asset Sales
  Schedule V           -    Dormant Subsidiaries
  Schedule 3.1(a)(v)   -    Local Counsels
  Schedule 3.1(j)      -    Intercompany Loan Parties
  Schedule 4.2         -    Consents
  Schedule 4.3         -    Ownership of Subsidiaries
  Schedule 4.7         -    Litigation
  Schedule 4.8         -    Taxes
  Schedule 4.15        -    Labor Matters
  Schedule 4.16(a)     -    List of Plans
  Schedule 4.17        -    Environmental Matters
  Schedule 7.13        -    Post-Closing Covenants
  Schedule 8.1         -    Existing Indebtedness
  Schedule 8.2         -    Existing Liens
  Schedule 8.3(a)      -    Existing Investments
  Schedule 8.3(f)      -    Conditions Precedent to Intercompany Loans
  Schedule 8.10        -    Negative Pledges


                                    EXHIBITS

  Exhibit A            -    Form of Assignment and Acceptance
  Exhibit B-1          -    Form of Revolving Credit Note
  Exhibit B-2          -    Form of Term Loan Note
  Exhibit C            -    Form of Notice of Borrowing
  Exhibit D            -    Form of Swing Loan Request
  Exhibit E            -    Form of Letter of Credit Request
  Exhibit F            -    Form of Notice of Conversion or Continuation
  Exhibit G            -    Form of Opinion of Counsel for the Loan Parties
  Exhibit H            -    Form of Guaranty
  Exhibit I            -    Form of Pledge and Security Agreement
  Exhibit J            -    Form of Responsible Officer's Certificate
  Exhibit K            -    2005 Corporate Restructuring
  Exhibit L            -    Form of Intercreditor Agreement
  Exhibit M            -    Form of Acknowledgment and Consent of Lenders